Execution Version Exhibit 4.2 ANNEX 4.1 Certain confidential portions of this exhibit have been redacted and marked with “[***]”. The omitted information is (i) not material and (ii) the type of information that Sociedad Química y Minera de Chile S.A. treats as private or confidential. THIS IS A FREE TRANSLATION IN ENGLISH OF THE ORIGINAL SPANISH VERSION OF THE SHAREHOLDERS’ AGREEMENT TO BE ENTERED INTO BY THE PARTIES. IN THE EVENT OF ANY CONFLICT BETWEEN THE ORIGINAL SPANISH VERSION OF THE SHAREHOLDERS’ AGREEMENT AND THE ENGLISH TRANSLATION, THE SPANISH VERSION OF THE SHAREHOLDERS’ AGREEMENT SHALL PREVAIL. SHAREHOLDERS’ AGREEMENT [•] SpA BETWEEN [•] AND SALARES DE CHILE SpA Execution Version TABLE OF CONTENTS CHAPTER I BACKGROUND AND DEFINITIONS…………………………………………….1 SECTION ONE: BACKGROUND .............................................................................. 1 1.1. The Parties ................................................................................................ 1 1.2. Community Relations .................................................................................. 2 1.3. Joint Venture Agreement ............................................................................. 2 1.4. Periods contemplated in the Joint Venture Agreement ..................................... 3 1.5. The Company ............................... ............................................................ 4 1.6. Scope of application of the Shareholders’ Agreement ...................................... 5 SECTION TWO: DEFINITIONS AND RULES OF INTERPRETATION ............................... 5 2.1. Definitions ................................................................................................. 5 2.2. Rules of interpretation ............................................................................... 15 SECTION THREE: REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ......... 16 CHAPTER II ADMINISTRATION OF THE COMPANY…………………………………….16 SECTION FOUR: ADMINISTRATION ..................................................................... 16 4.1. Business of the Company .......................................................................... 17 4.2. Board of Directors .................................................................................... 17 4.3. Shareholders' meetings ............................................................................. 25 4.4. Lack of agreement in the board of directors ................................................. 27 4.5. Matters Subject to Policy ........................................................................... 29 4.6. Audit Committee ...................................................................................... 29 4.7. Technical Committee. ................................................................................ 30 4.8. Administration Audit ................................................................................. 30 4.9. Related Party Transactions ........................................................................ 31 4.10. Access to information ................................................................................ 32 4.11. Administration of Subsidiaries .................................................................... 32 4.12. Activities of Shareholders .......................................................................... 32 4.13. Non solicitation ........................................................................................ 33 4.14. Service commissions ................................................................................. 33 SECTION FIVE: FINANCIAL AND COMMERCIAL MATTERS ....................................... 34 5.1. Indebtedness policy .................................................................................. 34 5.2. Dividends during the First Period ................................................................ 35 5.3. Dividends during 2031 .............................................................................. 37 5.4. Dividends during the Second Period ............................................................ 39 5.5. Extraordinary dividends and extraordinary dividend adjustments .................... 40 5.6. Financial policy ......................................................................................... 44 5.7. Liquidation of the Company ....................................................................... 45 5.8. Capital Increases ...................................................................................... 46 5.9. Annual budget, cash flow projection and business plan .................................. 46 5.10. Accounting consolidation and accounting of the Company .............................. 48 5.11. Lithium Offtake Contract ........................................................................... 48 5.12. Marketing of Shareholders' products ........................................................... 50 CHAPTER III RESTRICTIONS ON THE TRANSFER AND ENCUMBRANCE OF SHARES ...................................................................................................................... 51 SECTION SIX: GENERAL PRINCIPLE AND LOCKOUT PERIOD................................... 51 6.1. General principle ...................................................................................... 51 6.2. Lockout Period ......................................................................................... 51 SECTION SEVEN: TRANSFER OF SHARES............................................................. 52 Execution Version ii 7.1. Right of First Offer ..................................................................................... 52 7.2. Tag Along Right (Joint Sale Right) ............................................................... 56 7.3. Permitted transfers .................................................................................... 58 7.4. Indirect transfers ....................................................................................... 58 7.5. Non-enforceability of transfers .................................................................... 59 7.6. Adherence to the Shareholders’ Agreement .................................................. 59 7.7. Partial sales of shares ................................................................................ 59 CHAPTER IV CONFIDENTIALITY, VALIDITY, ENFORCEMENT, PENALTIES FOR NON-COMPLIANCE AND ARBITRATION……………………………………………………………………………………...60 SECTION EIGHT: CONFIDENTIALITY .................................................................... 60 SECTION NINE: EFFECTIVE TERM ........................................................................ 61 SECTION TEN: PRECEDENCE IN CASE OF CONFLICT .............................................. 62 SECTION ELEVEN: PERFORMANCE ....................................................................... 62 SECTION TWELVE: NON-COMPLIANCE ................................................................. 64 12.1. General noncompliance and deadline to cure ................................................. 64 12.2. Serious Defaults, Default Put Option and Default Call Option ........................... 64 12.3. Fair market price ....................................................................................... 65 12.4. Transfer of Shares and Account Receivables ................................................. 66 12.5. Exercise of options and waiver of resolutory action ........................................ 67 12.6. Taxes, duties, fees and other charges .......................................................... 67 SECTION 13: ARBITRATION ................................................................................ 67 CHAPTER V MISCELLANEOUS .......................................................................... 69 SECTION FOURTEEN: NOTIFICATIONS ................................................................. 69 SECTION FIFTEEN: DEADLINES .......................................................................... 70 SECTION SIXTEEN: APPLICABLE LAW .................................................................. 70 SECTION SEVENTEEN: DOMICILE ........................................................................ 70 SECTION EIGHTEEN: ENTIRE AGREEMENT ........................................................... 70 SECTION NINETEEN: SUCCESSORS AND ASSIGNS ................................................ 70 SECTION TWENTY: COUNTERPARTS AND DEPOSIT ................................................ 71 SECTION TWENTY-ONE: DIVISIBILITY ................................................................. 71 SECTION TWENTY-TWO: TREATMENT OF PERMITTED ASSIGNEES ........................... 71 SECTION TWENTY-THREE: KNOWLEDGE OF THE COMPANY .................................... 72 Annexes Annex [2.1] – LCE ton equivalences Annex [5.2] - Accounting Principles for Dividend Calculation Annex [5.11.1] - Terms and Conditions of the Lithium Offtake Contracts Annex [7.6] - Shareholders’ Accession Form 1 Execution Version SHAREHOLDERS’ AGREEMENT In the City of Santiago de Chile, on this [●], this agreement is entered into by and between: /One/ SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., Taxpayer ID No.93.007.000- 9 ("SQM S.A."), and [●], Tax ID No. [●], duly represented, as it shall be hereinafter evidenced, by Mr. [●], both domiciled at El Trovador No. 4285, 6th floor, in the borough of Las Condes, in the city of Santiago ([SQM LITIO] and the latter jointly with SQMS.A. as "SQM"); /Two/ CORPORACIÓN NACIONAL DEL COBRE DE CHILE, Tax ID No. 61.704.000- K, a State-owned, mining, commercial and industrial enterprise, organized and existing under the laws of the Republic of Chile, ("CODELCO Chile"), and SALARES DE CHILE SpA, Tax ID No. 77.780.914-8, duly represented, as it shall be hereinafter evidenced, by Mr. [●], both domiciled at Huérfanos 1270, in the borough and city of Santiago ("SdC" and the latter jointly with CODELCO Chile as "CODELCO"), duly represented in the manner stated in the recitals hereof, have agreed to enter into this Shareholders' Agreement (hereinafter, the "Agreement"), with respect to [●] SpA (hereinafter, the "Company"), pursuant to the terms and conditions set forth below. SQM together with CODELCO, shall be referred to in the Shareholders’ Agreement as the "Parties" or the "Shareholders": CHAPTER I - BACKGROUND AND DEFINITIONS SECTION ONE: BACKGROUND.- 1.1. The Parties 1.1.1 [SQM Litio] is a subsidiary of SQM S.A., a Chilean company that owns world- class infrastructure for the exploitation of lithium and other mineral substances and has extensive operational and commercial experience and a recognized track record in the lithium and related industries. Moreover, SQM relies upon the technology for the extraction of lithium and other mineral substances, as well as vast commercial networks for their commercialization. SdC is a subsidiary of Corporación Nacional del Cobre de Chile, a state-owned company authorized by its organic law to explore, exploit and commercialize all types of non-ferrous minerals, including lithium, which has a robust business organization, a solid reputation and mining track record, experience in structuring public-private partnerships, as well as legal, business and professional teams with recognized experience in the field. Therefore, the public-private association between CODELCO and SQM that materializes in the Company ensures the continuity of lithium production and other substances, the Company's participation in the global challenge of the energy transition, and strengthens Chile's leadership in this area, taking advantage of the synergies generated between the Parties.

2 Execution Version 1.1.2 The "National Lithium Strategy", announced by the President of the Republic in April 2023, aims to advance in the development of the lithium industry in a sustainable manner in economic, environmental and social terms, promoting the participation of the State both in the exploitation of lithium and in the entire industrial cycle, through public-private partnerships and it is CODELCO's intention that the Company maintains a majority participation of the State of Chile through CODELCO. 1.2. Community Relations 1.2.1 On December 14, 2023, representatives of CODELCO, SQM and the Asociación Consejo de Pueblos Atacameños entered into an agreement in San Pedro de Atacama to form a tripartite roundtable (the "Tripartite Table") to establish a procedure, principles and common rules for ecosystem sustainability, early participation, transparency and access to information and legitimacy of the stakeholders of the Tripartite Table. 1.2.2 On [●], Corporación de Fomento de la Producción de Chile (hereinafter, "CORFO"), in its capacity as owner of the mining properties leased pursuant to Section 1.3.3, concluded a process of indigenous consultation with respect to the administrative measures related to the CORFO-SQM Contracts and the CORFO-Tarar Contracts, as defined in Section 1.3.3, which may directly affect indigenous peoples, in accordance with applicable law. 1.3. Joint Venture Agreement 1.3.1 On [●] the Parties entered into an Joint Venture Agreement (the "Joint Venture Agreement"), by virtue of which they established the terms and conditions that regulate the public-private partnership between CODELCO and SQM S.A. (the "Joint Venture") to jointly explore, exploit and commercialize lithium and other mineral substances present in the Salar de Atacama. One of the fundamental objectives of the Joint Venture is the design and development of the Salar Futuro Project, which seeks to implement technological changes in the exploitation of lithium and to ensure the operational continuity of the exploitation in the Salar de Atacama in the long term. The general guidelines of the Salar Futuro Project are those described in Annex 2.6 of the Joint Venture Agreement, adjusted according to the work of the technical body referred to in Section 2.6 of the same agreement. 1.3.2 As stated in the Joint Venture Agreement, the materialization of the Joint Venture and execution of this Agreement was subject to the fulfillment of certain conditions precedent (the "Conditions Precedent"), which included, among others: (i) the amendment of the CORFO-SQM Contracts and the execution of the CORFO-Tarar Contracts, as defined in Section 1.3.3. and the conclusion of the indigenous consultation process with respect to them; (ii) the completion of the SQM Reorganization; (iii) the obtaining of authorizations from the Chilean Nuclear Energy Commission ("CCHEN") on terms acceptable to each of the Parties; and (iv) the notification and approval of the Joint Venture by competition authorities in certain countries. 3 Execution Version 1.3.3 Moreover, in the Joint Venture Agreement, it was agreed that the Joint Venture would be carried out through an operating company whose purpose will be to carry out directly and through its Subsidiaries, the operation, exploration and exploitation of the mining properties that CORFO leased to SQM Salar SpA ("CORFO-SQM Contracts") and Minera Tarar SpA ("CORFO-Tarar Contracts", and those mining properties, the "Mining Properties"), and to commercialize the Business Products. 1.3.4 As a result of the foregoing, and in order to implement the Joint Venture, by means of public deeds executed on this same date (the "Merger Deeds"), it was agreed to merge (the "Merger") SQM Salar SpA and Minera Tarar SpA by incorporation of the latter into SQM Salar SpA. 1.4. Periods contemplated in the Joint Venture Agreement 1.4.1 The Joint Venture Agreement distinguishes two periods: (i) a first period corresponding to the term of the CORFO-SQM Contracts, that is, from the Effective Date of the Joint Venture until December 31, 2030, both dates inclusive (the "First Period"); and (ii) a second period, corresponding to the term of the CORFO-Tarar Contracts, that is, from January 1, 2031 until December 31, 2060, both dates inclusive (the "Second Period"). 1.4.2 The First Period (and until the date on which the distribution of the full amount of dividends to Series A and Series B is made pursuant to Sections 5.2 and 5.3 (such date, the "First Period Preference Termination Date")) is characterized, among other things, by the existence of series of preferred shares in the Company. From the Effective Date of the Joint Venture and until the First Period Preference Termination Date, the capital of the Company will be divided into one hundred million four (100,000,004) shares, of which (i) fifty million one (50,000,001) shares will correspond to Series A Shares, owned by CODELCO (the "Series A Shares"); (ii) forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) shares will correspond to Series B Shares, owned by SQM (the "Series B Shares"); (iii) two (2) shares will correspond to Series C, owned by CODELCO (the "Series C Shares"); (iv) one (1) share will correspond to Series D, owned by SQM (the "Series D Share"); and (v) one (1) share will correspond to Series E, owned by SQM (the "Series E Share"). Each series of shares will enjoy the preferences set forth herein and in the Company's bylaws for the terms and conditions set forth therein. Pursuant to the Company' s bylaws, once the cause that gave rise to the preference of the Series C Shares and Series D Share or the Series E Share terminates or ceases, the Company will proceed to cancel the aforementioned shares without the shareholder being entitled to receive any amount, share or other value from the Company. 1.4.3 Moreover, once the First Period Preference Termination Date has occurred, there will be a single series of common shares with equal voting and dividend rights, which will be created through the exchange of the preferred shares, so that all of the Series A Shares existing as of such date will be exchanged for fifty million one (50,000,001) new common shares, while all the Series B Shares existing as of such date will be exchanged for forty- nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) new common shares, or alternatively, through the termination of the preferences and limitations of the Series A Shares and Series B Shares, and the shares of such series shall become common shares, with equal rights and obligations, and maintaining the preferences and limitations of the Series C Shares, Series D Share and Series E Share. Consequently, as from the First Period Preference Termination Date, each 4 Execution Version Shareholder will have the voting rights corresponding to its respective shareholding in such common shares, without prejudice to special quorums for the approval of certain matters regulated in this Agreement, and the economic rights corresponding to its shareholding in the common series and its ownership of the Series C Shares, Series D Share or Series E Share, as the case may be. 1.5. The Company 1.5.1 Incorporation and amendments The Company is a sociedad por acciones (stock companies), Tax ID Number 79.626.800- K, incorporated by public deed executed at the Notarial Office of Mr. Sergio Rodríguez Garces, on January 31, 1986. An excerpt of said deed was recorded on page 2451, number 1224 of the Santiago Commercial Registry corresponding to 1986 and was published in the Official Gazette on February 8, 1986. As of this date, the Company's bylaws have undergone several modifications, the last of them by the respective Deed of Merger, an excerpt of which is in the process of being registered with the competent Commercial Registry and published in the Official Gazette, which reflects the main terms and conditions of this Shareholders’ Agreement and the Joint Venture Agreement. 1.5.2 Reorganization of the Company. Pursuant to Section 2.5 of the Joint Venture Agreement, prior to the date hereof, SQM carried out the SQM Reorganization (as such term is defined in the Joint Venture Agreement), under the terms contemplated in the Joint Venture Agreement, so that the Company concentrates all the Business Assets (as such term is defined in the Joint Venture Agreement), except those that, under the Joint Venture Agreement or the other Transaction Documents (as such term is defined in the Joint Venture Agreement), will be transferred to the Company after such date (for example, part of the estaca salitral). 1.5.3 Capital and shares. 1.5.3.1 The capital stock of the Company amounts to $[●], divided into the total number of one hundred million four (100,000,004) shares, of which: (i) fifty million one (50,000.001) Series A Shares correspond to CODELCO, registered in its name with the Company's Shareholders' Registry under page No.[●]; (ii) forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) Series B Shares correspond to SQM, registered in its name with the Company's Shareholders' Registry under page No. [●], and are evidenced in the stock certificate number [●], (iii) two (2) Series C Shares correspond to CODELCO, registered in its name with the Company's Shareholders' Registry under page No. [●]; (iv) one (1) Series D Share corresponds to SQM, registered in its name with the Company's Shareholders' Registry under folio No. [●]; and (v) one (1) Series E Share corresponds to SQM, registered in its name with the Company's Shareholders' Registry under folio No.[●]. As of the date hereof, except for the Series E Share, all Shares are fully subscribed and paid. 1.5.3.2 Upon the First Period Preference Termination Date the number of shares and series will be as described in Section 1.4.3. 1.6. Scope of application of the Shareholders’ Agreement 1.6.1 The scope of application of this Shareholders’ Agreement shall extend to the subscribing Shareholders of this Shareholders’ Agreement, their legal successors, Entities resulting from their split-up, merger or any internal 5 Execution Version reorganization process of each Shareholder and any other Person who acquires, in a manner permitted under the terms of this Shareholders’ Agreement, the status of shareholder of the Company. In the case of Persons acquiring the status of shareholder of the Company in a manner permitted under the terms of this Agreement, their adherence to this Agreement pursuant to the terms of Section 7.6, without reservations of any kind or type, shall be evidenced in writing in the same act in which they acquire and/or accept the Shares, as a condition for the Company to register the Shares in their name and to acquire the status of shareholder of the Company and to exercise the rights and obligations deriving from such status. The general manager of the Company, or whoever acts as such, shall not register any transfer or acquisition of Shares that is not subject to the provisions of this Agreement. 1.6.2 The Parties hereby represent that all obligations contained in this Shareholders’ Agreement bind their legal successors in any capacity whatsoever and their assignees and are indivisible in accordance with the provisions set forth in Article 1.524 et seq. of the Civil Code. 1.6.3 Moreover, this Shareholders’ Agreement extends both to the shares currently held by the Shareholders, and which have been singled out above, and to the additional shares that the Shareholders may acquire in the future, either by new share issues resulting from capital increases of the Company, issuance of bonus shares, share exchanges, share certificate exchanges, or by the acquisition of shares under any other title, which also includes the acquisition of shares acquired by the Shareholders as a result of the exercise of the right to first refusal referred to in Article 25 of the Chilean Ley sobre Sociedades Anónimas (Stock Companies Law). SECTION TWO: DEFINITIONS AND RULES OF INTERPRETATION 2.1. Definitions 2.1.1 For the purposes of this Shareholders’ Agreement, and unless the context clearly indicates otherwise, the expressions defined below shall have the meaning indicated in each case when written with an initial capital letter: "Shares" means one or more of the shares into which the capital of the Company is divided from time to time and any rights or securities conferring future rights to shares issued by the Company, including the right of first refusal referred to in Article 25 of the Chilean Ley sobre Sociedades Anónimas (Stock Companies Law). "Dixin Company Profit Adjustment" means, for each period in which the Company does not consolidate the results of the Dixin Company, the net income of the Dixin Company, after taxes in Chile and China, and calculated in accordance with the accounting principles set forth in Exhibit 5.2. For periods in which the Company does consolidate the results of the Dixin Company, the Dixin Company Profit Adjustment will be zero (0). "Governmental Authority" means any (i) state, national, regional, municipal, local or any other agency, division, department, court, commission, board, superintendency, bureau, office, agency or instrumentality, governmental or public; (ii) subdivision or authority of any of the foregoing; (iii) securities regulatory authority or stock exchange; and (iv) quasi-governmental organization, self-regulatory or private body exercising any regulatory, condemning or taxing authority under or on behalf of any of the foregoing; in each case, having jurisdiction in the relevant circumstances. All of the foregoing refers both to authorities in Chile and to authorities abroad that have jurisdiction over any of the Shareholders, the Company and its Subsidiaries, or the assets that are part of the Company's business.

6 Execution Version “Non-Lithium Products Benefit" means, for each year of the First Period, the result of multiplying, using the accounting principles set forth in Annex 5.2, the following factors: i. The pre-tax profit of all Non-Lithium Products, considering for such calculation: a. Non-Lithium Products revenues; b. the costs attributable to the Non-Lithium Products from the harvesting of the pits with the salts containing such Non-Lithium Products as set forth in Annex 5.2; c. proportional interest expense attributable to Non-Lithium Products as set forth in Annex 5.2; d. the rental fee on Non-Lithium Products revenues in accordance with the payment schedule under the CORFO-SQM Contracts; and e. the specific tax on mining activity on the margin of Non-Lithium Products; for ii. the difference between (a) one and (b) the first category tax rate in effect during such period. "Original Fee Fixed Rate Benefit" means, for each year of the First Period and for what the Company declares to CORFO in the month of January 2031 (pursuant to the CORFO- SQM Contract), and only with respect to the tons of the Original Quota (as such term is defined in the CORFO-SQM Contracts) that may be used in each of the respective quarters as set forth in such contracts, the product between: i. the difference between (a) the rental fee for Lithium Products that would have been paid to CORFO the month following the end of each of the respective quarters, in accordance with the tables of TECHNICAL GRADE AND BATTERY GRADE LITHIUM CARBONATE and TECHNICAL GRADE AND BATTERY GRADE LITHIUM HYDROXIDE in Annex 5 of the CORFO-SQM Contracts for the sale of such Lithium Products and (b) the rental fee calculated at the single rate of 6.8%; and ii. the difference between (a) one and (b) the first category tax rate in effect during such period. For each year of the First Period, the amounts calculated in paragraph 1. above shall be considered that include the amounts accrued during the respective calendar year (for example, for the year 2025, the amounts accrued during that year will be added, which correspond to the amounts declared to CORFO in the months of April, July and October of the year 2025, and January of the year 2026). "CAM Santiago" means the Centro de Arbitraje y Mediación de la Cámara de Comercio de Santiago AG. (Arbitration and Mediation Center of the Santiago Chamber of Commerce AG). "Cash" means, as of a given date, the balances of cash (cash and demand bank deposits) and cash equivalents (short-term highly liquid investments) reflected in the Company's consolidated statement of financial position (balance sheet) as of that date. Cash includes the active balances of derivative financial instruments designated as fair value accounting hedging instruments of assets that form part of the Cash item. "Permitted Assignee" means, with respect to a Person, an Entity belonging to the same Business Group as such Person, provided always that it complies with Section 7.3.2. 7 Execution Version "Chile": means the Republic of Chile. "Control" means, either directly or through another Person or jointly with other Persons with whom it has subscribed a joint action agreement: (i) owning more than 50% of the total votes corresponding to all the shares, corporate rights or quotas of an Entity; or (ii) having the right (by legal, judicial or contractual provision) to appoint or elect the majority of the members of the board of directors or administrators of an Entity; or (iii) in the case of a natural person or an individual, having the right (by legal, judicial or contractual provision) to fully manage the assets of such natural person or individual. It is hereby noted that any references to "Control", “Controls”, "Controller”, “Controlling" or "Controlled" shall be construed in accordance with the definition of "Control" herein. “Account Payable to SQM" shall have the meaning ascribed to it in the Joint Venture Agreement. "Debt" means, as of a given date, the balances of (i) bank loans, (ii) obligations with the public (bonds, debentures, bills of exchange), (iii) other interest-bearing obligations with third parties, (iv) lease liabilities measured at the present value of lease payments to be made during the lease term, reflected in the Company's consolidated statement of financial position (balance sheet) at that date, and (v) the liability balances of derivative financial instruments designated as fair value accounting hedging instruments of liabilities that are part of the Debt. "Net Debt" means, as of a given date, the (i) Debt as of that date, less (ii) Cash as of that date. "Net Debt/EBITDA" means, as of a given date, the ratio obtained by dividing Net Debt as of that date by EBITDA as of that date. "Business Day" shall mean any day of the week, excluding Saturday, Sunday and days on which commercial banks in Santiago are required or authorized to close and not serve the public. “Dollars" means dollars of the United States of America. "EBITDA" means, as of a given date, (i) the profit from operating activities earned by the Company (and its consolidated subsidiaries, if any) during the twelve (12) month period ended on such date plus (ii) the amounts of depreciation and amortization, including in respect of rights-of-use assets, that have been deducted in computing profit from operating activities during such period. EBITDA excludes interest income, interest expense, equity in earnings of associates and joint ventures accounted for using the equity method, foreign exchange differences and income tax expense. “Entity” means an association, of any type and nature, regardless of whether or not it has legal personality, a trust, partnership, corporation, joint venture, investment fund, legal entity or Governmental Authority, in all of the foregoing cases, whether local, national or foreign. “Excess Cash" means, as of a given date, the existence of Cash in the Company in excess of the operating costs contemplated in the Company's budget for the sixty (60) days following such date, plus the CAPEX projected for the six (6) month rolling window following such date. "Independent Expert" means a Person of recognized standing and knowledge in the relevant subject matter and who, within the last eighteen (18) months at the time of qualification, is not in any of the circumstances described below: (i) being a Related Party of a Party, its Controller or the Entities of its Business Group; (ii) being a Public Official; (iii) rendering services to a Party, its Controller or the Entities of its Business Group or any other significant business relationship with a Party, its Controller or the Entities of its Business Group; (iv) being a director, manager, administrator, principal executive officer or advisor of a Party, its Controller or the Entities of its Business Group, 8 Execution Version or (v) having, directly or through other Persons, a significant credit relationship, active or passive, with a Party, its Controller or the Entities of its Business Group. Assets or liabilities representing less than 5% of the net worth of such Person shall not be considered. “Salar Futuro Commercial Operation Date" means the earlier of: (i) the date on which all requirements or conditions set forth in the main engineering, supply and construction contract for the Salar Futuro Project, if any, are met to determine the date on which the Salar Futuro Project commences commercial operation, commissioning date, or any other equivalent denomination, (ii) the date on which all requirements or conditions set forth in the principal financing agreement for the Salar Futuro Project are satisfied to determine the date on which the Salar Futuro Project commences commercial operation, commissioning date, commercial operation date, or any other equivalent denomination; or (iii) the date on which the production of the Salar Futuro Project reaches [***] ([***]) tons of LCE per year, through processes that fall within the guidelines indicated in the Joint Venture Agreement. "Effective Date of the Joint Venture" means the date of execution of this Shareholders’ Agreement. "Salar Futuro Estimated Start Date" means the estimated or projected date mentioned in the Company's environmental impact study, taking into consideration eventual modifications resulting from ICSARAs, for the start of production of lithium chloride solutions from the new technology plants to be implemented in the Salar Futuro Project. “Subsidiary" means with respect to one Entity, another Entity in which the former, directly or through another Entity, has Control. For the avoidance of doubt, it is understood that the Company will be a Subsidiary of SQM during the First Period and a Subsidiary of CODELCO during the Second Period. "Fitch" means Fitch Ratings Service, Inc. or its Subsidiary in Chile. “Public Official" means any public official or employee, or of any government department (whether executive, legislative, judicial or administrative), agency or office of the government or a public international organization; or any natural person or individual acting for or on behalf of such government, or any candidate for a public office or representative of a political party, or any state-owned enterprise, but excluding CODELCO and its Subsidiaries. "Business Group" has the meaning set forth in Article 96 of the Securities Market Law. "IEAM" means the specific tax on mining activity created by Law No. 20026. "LCE" stands for lithium carbonate equivalent (or lithium carbonate equivalent), a unit of measure used to express the amount of lithium carbonate equivalent that is contained in a brine or ore or intermediate or finished product. Annex [2.1] contains the equivalences of intermediate and finished products to be expressed in the LCE unit of measure. "Ley de Mercado de Valores” (Securities Market Law) means the Ley de Mercado de Valores (Securities Market Law) No. 18045, as amended from time to time. “Ley sobre Sociedades Anónimas” (Stock Companies Law) means the Chilean Ley sobre Sociedades Anónimas (Stock Companies Law) No. 18.046 jointly with Decree No. 702 of the Chilean Ministry of Finance Approving the Nuevo Reglamento de Sociedades Anónimas, (Chilean New Stock Companies Regulations), as amended from time to time. “Best Efforts" means acting in good faith and with diligence and care in attempting to 9 Execution Version obtain a particular result or objective, which includes taking such actions as are reasonably necessary or conducive to such result or objective (to the extent such actions are legally permissible), for example, (a) exercising voting rights or consenting with respect to shares or partnership interests owned by you; (b) causing members of the board of directors or similar body of a company controlled by such party (to the extent such directors or officers have been nominated or appointed by such party) to act in a particular manner; (c) performing acts or entering into agreements that a Person would consider reasonable and prudent in the circumstances; and (d) filings, or causing to be filed, with Governmental Authorities or other Persons, filings or applications for approvals, registrations or other similar actions that are required in anticipation of a result or goal. For the avoidance of doubt, making Best Efforts shall in no event be construed as an obligation to achieve a particular result or purpose, nor a higher standard of care than that which Persons ordinarily use in their own business, in terms of Article 44 of the Civil Code. “Moody's" means Moody's Investor Service, Inc. or its Subsidiary in Chile. "Anti-Corruption Regulations" means Articles 233, 234, 235, 236, 237, 239, 240 N°1, 241, 241 bis, 242, 243, 244, 246, 247, 247 bis bis (first paragraph) 248, 248 bis, 249, 250, 251bis and 251ter of the Chilean Criminal Code, Article 27 of Law No.19,913 on Prevention and Punishment of Money Laundering, and Article 8 of Law No. 18,314 on Terrorist Conduct and Activities, all of them in connection with Law No. 20.393 on Criminal Liability of Legal Entities, and any law, domestic or foreign, that punishes corruption, money laundering or financing of terrorist activities, and that is applicable to the Company or a Party, as the case may be. "Other Products of the Mining Properties" means lithium metal, lithium bromide, butyl lithium, lithium nitrate, other lithium organics, other lithium inorganics and other metallic and non-metallic minerals extracted from the Brine other than Lithium Product, Other Lithium Product or Non-Lithium Product. “Other Lithium Products" means lithium sulfate, lithium chloride and lithium carnallite as intermediate products in the production chain of Lithium Products, extracted from the Mining Properties. "Prohibited Payment" means making, or ordering to be made, any offer, gift, payment, promise of payment, of any sum of money, thing of value, economic benefit or of any other nature to a Public Official, directly or through another Person, by reason of his or her position for the purpose of (i) influencing any act or decision of the Public Official in his or her capacity as a Public Official; (ii) induce the Public Official to do or omit to do any act, in contravention of his or her legal duty; (iii) secure any improper advantage; (iv) induce the Public Official to use his or her influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to procure or retain business or to redirect business to any Party; or (v) contravene in any way the Anti-Corruption Regulations. “Related Parties" or "Related Persons" means (i) with respect to an Entity, the Persons indicated in Article 100 of the Securities Market Law and (ii) with respect to a natural person or individual, his/her spouse, civil partner, cohabitant and relative up to the second degree of consanguinity or affinity and the Entities it Controls, alone or with other Persons with whom it has a joint action agreement, any of the aforementioned natural persons or individuals. "Person" means an individual or a natural person, an Entity or a Governmental Authority. "Dixin Company Price" means, in the event that the Chinese Governmental Authorities reject or do not approve the contribution of the shares issued by the Dixin Company by SQM to the Company in payment of the Series E Share and SQM sells the shares issued by the Dixin Company to a third party, the amount that SQM obtains from the sale of

10 Execution Version the shares of Dixin Company minus the fees of the advisors involved in the sale, transaction expenses and taxes payable in any jurisdiction as a result of the sale of the shares of Dixin Company and remittance of the proceeds to Chile “Lithium Products" means lithium carbonate in its technical and battery grade and lithium hydroxide in its technical and battery grade, in both cases in their different specifications, which come from ore extracted from Brine. "Potassium Products" means potassium, potassium chloride, potassium carnallite and any by-products, derivatives or compounds thereof, extracted from the Brine. "Business Products" means collectively the Lithium Products, the Other Lithium Products and the Non-Lithium Products. "Non-Lithium Products" means, collectively, Potassium Products, magnesium chloride (bischofite) and sodium chloride (halite) composed of minerals extracted from Brine, in the form in which they are currently produced by the Company "Historical Non-Lithium Products" means, collectively, potassium sulfate, boric acid, shoenite and kainite derived from or composed of minerals extracted from Brine. "Series A Ratio" means, for each period, (i) the Series A Preferred Tons divided by (ii) the LCE Tons Sold. In the event of application of the provisions of Section 5.2.2.2(d), fifty percent (50%) of the tons that gave rise to the profit distributed pursuant to said section shall be added to (i) above. In the years after the occurrence of Section 5.2.2.2.(d), the Series A Ratio will be the proportion that the Series A Shares represent in the total number of Series A Shares and Series B Shares. "IEAM SQM Ratio" means (i) for years prior to January 1, 2025, one (1) and (ii) for subsequent years, the result of subtracting from one (1) an amount equal to the Series A Ratio applicable to the year in which, in the judgment of the Governmental Authority, the IEAM referred to in the IEAM Drawdown would have accrued. For the avoidance of doubt, the IEAM SQM Ratio should be calculated with respect to the fiscal year that gave rise to the IEAM to which the respective money order was drawn and not with respect to the fiscal year in which the respective money order was notified or paid. “Salar Futuro Project" means the large-scale project to assess and eventually implement technological changes in the exploitation of lithium and other mineral resources to return to the Salar de Atacama, if possible, part of the brines with minimal lithium content initially extracted from the Mining Properties and move towards a water balance in the Salar de Atacama basin. It is understood that all stages of the design, feasibility assessment, environmental impact study, and obtaining the respective applicable permits are part of the Salar Futuro Project “Brine" means the crude brine extracted, concentrated or refined brines in any degree of concentration coming from the Mining Properties. “S&P” means Standard & Poor's Financial Services LLC, or its subsidiary in Chile. "Dixin Company" means Sichuan Dixin New Energy Co., Ltd. “Secondary Lending Rate" means a variable rate, on an annual basis and Actual/360 convention, payable semi-annually, equivalent to the sum of: (i) the six (6) month SOFR rate; (ii) the "I-Spread" of SQM S.A. bonds; (iii) a margin of [***] basis points and (iv) a margin of additional [***] basis points in case SQM must obtain financing from third parties. To determine (ii), the term of the loan will be considered to select the bond or bonds of SQM S.A. to be used as a reference. In the event that the term of the loan does not coincide with the maturity of any SQM S.A. bond, the interest rate curve in Dollars of SQM S.A. debt listed in the market will be interpolated to determine the interest rate equivalent to the specific maturity. If there are no instruments that allow such 11 Execution Version interpolation, the Parties will agree, in good faith, on a reference for the market cost of SQM S.A.'s debt. "Series B Initial Tons" means (i) the CORFO Quota remaining at the close of December 31, 2024, plus (ii) the LCE Tons of Inventory in Subsidiaries at the close of December 31, 2024, plus (iii) one hundred sixty-five thousand (165,000) LCE Tons, less (iv) two hundred one thousand (201,000) LCE Tons. "LCE Tons of Inventory in Subsidiaries" means, for a given date, the sum of the inventory tons at foreign Subsidiaries of the Company, expressed in LCE tons based on the equivalences contained in Annex [2.1], that have already consumed their CORFO lease quota but have not been sold to third parties as of the same date. If, as of January 1, 2025, the Dixin Company and the Korea Business (as such term is defined in the Joint Venture Agreement) are not Subsidiaries of the Company, the LCE tons of inventory in such entities will also be considered part of the LCE Tons of Inventory in Subsidiaries. "LCE Tons Sold" means, for each period, the sum of the tons of Lithium Products and Other Lithium Products sold to third parties in such period, expressed in "LCE tons" from the equivalences contained in Annex [2.1], which consumed quota. For the calculation of the LCE Tons Sold, returns and repurchases of products to third parties must be subtracted, in order to calculate the tons sold to third parties net of returns and repurchases. Volumes sold of products purchased from third parties that have not been extracted from the Mining Properties will not be considered in the calculation of the LCE Tons Sold. "Series A Preferred Tons" means the number resulting from dividing two hundred and one thousand (201,000) LCE tons by six (6). "Remaining Tons To Be Distributed to Series A" means, (i) as of December 31, 2024, two hundred and one thousand (201,000) tons; and (ii) for each anniversary of such date, the Remaining Tons To Be Distributed to Series A at the end of the preceding period less the Series A Preferred Tons for the year in question. "Remaining Tons To Be Distributed to Series B" means, (i) as of December 31, 2024, the Series B Initial Tons; and (ii) for each anniversary of such date, the Remaining Tons To Be Distributed to Series B at the end of the preceding period less the difference between (i) the LCE Tons Sold in the period and (ii) the Series A Preferred Tons. “Prohibited Transaction” means: (i) receiving, transferring, transporting, retaining, using, structuring, circumventing or concealing the proceeds obtained from any criminal activity, including drug trafficking, fraud and bribery of a Public Official; (ii) knowingly urging or engaging in, financing, or financially supporting or otherwise sponsoring, facilitating or providing assistance to any terrorist Person, activity or organization; or (iii) engage in any transaction or engage in business with a “designated person”, namely, a Person listed on any List published by the United States of America or the United Nations, with respect to money laundering, terrorist financing, drug trafficking or economic or arms embargo. "Adjusted Profit", means, for each year of the First Period, (i) the consolidated profit of the Partnership, less (ii) the Original Fee Fixed Rate Benefit, less (iii) the Non-Lithium Products Benefit, plus (iv) the Dixin Profit Adjustment. For purposes of calculating the Adjusted Profit, the accounting principles set forth in Annex 5.2 will be considered. 2.1.2. The following terms are defined in the section or clause of this Shareholders’ Agreement indicated in each case and for the purposes of this Shareholders’ Agreement, unless the context clearly indicates otherwise, have the meaning indicated in each case when capitalized: 12 Execution Version Defined Terms. Section or clause in which it is defined Series D Share 1.4.2 Series E Share 1.4.2 Additional Shares 7.1.4(ix)(b) Offered Shares 7.1.1 Series A Shares 1.4.2 Series B Shares 1.4.2 Series C Shares 1.4.2 Aggregate Shares 7.2.2 Affected Shareholder 7.4.1 Compliant Shareholder 12.1.1 Defaulting Shareholder 12.1.1 Non-Selling Shareholder 7.1.1 Selling Shareholder 7.1.1 Shareholders Recitals Acceptance of the Offer 7.1.4(i) Joint Venture Agreement 1.3.1 Agreements between the Parties 13.4 Joint Venture 1.3.1 Change of Control 7.4.1 CCHEN 1.3.2 CMF 4.2.3.2. CODELCO Recitals Audit Committee 4.6.1 Technical Committee 4.7.1 Loss Compensation 5.2.2.3. Communication of Intention to Sell 7.1.2 Conditions Precedent 1.3.2 CORFO-SQM Contracts 1.3.3 CORFO-Tarar Contracts 1.3.3 CORFO 1.2.2 Account Receivables 6.1.1 Deadlock 4.4.1 Offtake Deadlock 5.11.5 Accretion Right (Derecho de Acrecer) 7.1.4(ix)(b) Right of First Offer 7.1.4 Tag Along Right 7.2.1 Maximum Indebtedness 5.1.1(a) Minimum Indebtedness 5.1.1(b) Merger Deeds 1.3.4 First Period Preference Termination Date 1.4.2 Merger 1.3.4 IEAM Drawdown 5.5.2.1. Liens Section Three (iv). Dixin Company Contribution Tax 5.5.3 Sales Information 7.1.4(viii) Confidential Information 8.1 Reserved Matters 4.3.4.1. Reserved Matters of the Shareholders’ Meeting 4.3.4.1. Reserved Matters of the Board of Directors’ Meeting February 04, 2012 Matters Subject to Policy 4.5.1 Tripartite Table 1.2.1 Business 4.1 Notice of Deadlock 4.4.2 13 Execution Version Notice of Offtake Deadlock 5.11.5 Offer to Sell 7.1.3 Default Call Option 12.2(i) Default Put Option 12.2(ii) Shareholders’ Agreement Recitals Parties Recitals Linked Parties 11.1 Lockout Period 6.2.1 Negotiation Period 4.4.5 Option Period 7.1.4(i) Mining Properties 1.3.3 Series A Attributable Percentage 5.2.2.3. First Period Dividend Balance Loan 5.3.5 First Period SQM Loan 5.6.1(b) First Period 1.4.1 IEAM Provisions 5.5.1.4 Joinder Resolution 13.4(i) Second Period 1.4.1 Company Recitals SQM Recitals Commissioned Employee 4.14.1 Arbitral Tribunal 13.1 2.2. Rules of interpretation The following rules of interpretation shall apply to this Shareholders’ Agreement: (i) Singular terms include plural terms and vice versa and terms of either gender include the other gender. (ii) When the words "includes", "including" or "including" are used, they shall be understood to be followed by the expression "without limitation", "but not limited to" or other similar expressions. (iii) Capitalized terms used and expressly defined in this Agreement shall have the meaning given in such definition. The terms used in lower case, and those in capital letters not expressly defined, on the other hand, shall be understood in their natural and current sense, according to the general use of the same words. (iv) Any reference to a Person in a particular capacity includes a reference to his or her legal successors and assigns in such capacity and, in the case of authorities, to any Person succeeding him or her in his or her functions and powers. (v) Any reference to a legal rule includes a reference to the rules modify or replace it from time to time. (vi) Any reference to a contract or legal act includes a reference to its amendments or modifications from time to time, provided always that such modifications are granted in compliance with the rules set forth in this Shareholders’ Agreement, if applicable. (vii) Unless otherwise expressly stated herein, the headings and statements in this Shareholders’ Agreement are inserted for reference purposes only and shall not in any way limit or affect the interpretation or extent of this instrument. (viii) Unless otherwise indicated herein, references to clauses, sections and annexes shall be construed as references to clauses, sections and annexes of this Shareholders’ Agreement, and the terms "as" and "such as" or other sections similar terms shall be construed as a reference to this Shareholders’ Agreement

14 Execution Version as a whole, and not to any specific part of this Shareholders’ Agreement. (ix) The terms of this Agreement shall be deemed, for all legal and contractual purposes, to have been drafted by mutual agreement of the Parties. (x) For the purpose of expressing volumes of Lithium Products and Other Lithium Products in "LCE tons", the equivalences for each product established in Annex [2.1] shall be considered. (xi) The amounts expressed in Dollars in Sections 4.2.12, 4.2.13, 5.11.5 and 11.9, shall be adjusted annually as of January 1, 2026, based on the variation experienced by the Industrial Price Index of the United States of America in the last twelve (12) months from that date or the date of the last readjustment.. (xii) An obligation or undertaking by a Party to this Shareholders’ Agreement to cause another Person to do or refrain from doing something shall mean the obligation of that Party to take all actions reasonably available to it that are necessary to achieve such effect or result (to the extent such actions are legally permissible). For the avoidance of doubt, the obligation to cause a Person to do or refrain from doing something, implies more than a commitment of Best Efforts, but does not imply an obligation to achieve a specific result, but will have the consequences typical of the vicarious promise in the terms of article 1450 of the Chilean Civil Code. SECTION THREE: REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS Each of the Shareholders represents and warrants to the other Shareholder that, as of this date: (i) is a legal entity validly incorporated and in force according to the laws of the Republic of Chile;. (ii) the execution of this Shareholders’ Agreement has been authorized by all its internal organs and authorities that according to the law must authorize it in order for it to be valid and legally binding and that those who appear as its representatives in this Shareholders’ Agreement are duly empowered to execute and execute this Shareholders’ Agreement on its behalf; (iii) this Shareholders’ Agreement is a valid and binding contract for him; and (iv) is the sole and exclusive owner of the Shares set forth in Section 1.5.3.1 as its property and are free of all pledges, usufructs, liens, encumbrances, prohibitions, attachments and litigation, and are not subject to resolutory actions, pledges or limitations on ownership (including limitations on the right to vote, use, enjoy or dispose of the Shares) (the "Liens"), and may freely dispose of them. CHAPTER II MANAGEMENT OF THE COMPANY SECTION FOUR: MANAGEMENT 4.1. Business of the Company The Company's management will be exclusively focused on the development of its business. This business consists of the extractive and productive activities aimed at 15 Execution Version producing the Business Products and their subsequent commercialization (directly or through its Subsidiaries or representative offices), which are derived from the exploration and exploitation of the Mining Properties (the "Business"). It shall not be understood as part of the Business the industrial elaboration of products of greater added value than Business Products. The Business shall be carried out by adopting engineering and operating practices that allow, through efficient production processes and techniques, obtaining the best yields through an adequate and efficient use of the Company's resources, with full respect to its environmental commitments. The Company shall be managed at all times under the general principle that it constitutes an economically and administratively independent entity, separate and distinct from each of its Shareholders; with its own corporate interest, which consists of maximizing its profits in compliance with the applicable law and the commitments assumed at the Tripartite Table, which shall never be subordinated to the interest of one or more of its Shareholders individually considered, there being a fully autonomous management of the Company. The Parties acknowledge and agree that the CORFO-SQM Contracts and CORFO-Tarar Contracts are essential for the Company and constitute the basis of its Business. Therefore, they undertake to strictly comply with them and to use their Best Efforts and cause the directors elected by them and the Company's employees to use their Best Efforts to keep these contracts in force for at least the term foreseen for each of them, avoiding their early termination, especially in the event that they become aware, or receive notices from CORFO informing them, that events have occurred that with the passage of time, their notification or both could constitute grounds for termination of the same. 4.2. Board of Directors The management of the Company shall be exercised by a board of directors in accordance with the rules, terms and conditions set forth below: 4.2.1. Number of directors and election 4.2.1.1 During the First Period, the Board of Directors shall be composed of six (6) members, who shall serve for two (2) years and may be reelected indefinitely, and who shall be elected by the shareholders' meeting in accordance with Article 66 of the Ley sobre Sociedades Anónimas. There shall be no alternate directors. To the extent that the shareholdings set forth in Section 1.4.2 above are maintained, each of the Shareholders shall be entitled to appoint three (3) directors. 4.2.1.2 During the Second Period, the board of directors shall be composed of seven (7) members, who shall serve for two (2) years and may be re-elected indefinitely, and who shall be elected by the shareholders in accordance with Article 66 of the Ley sobre Sociedades Anónimas. There shall be no alternate directors. To the extent that the shareholdings set forth in Section 1.4.3 above are maintained, CODELCO shall be entitled to appoint four (4) directors and SQM shall be entitled to appoint three (3) directors. 4.2.1.3 In addition to not being subject to the disqualifications contemplated in Articles 35 and 36 of the Ley sobre Sociedades Anónimas, the directors appointed by the Parties must be persons of recognized prestige and good reputation, and who meet the following requirements: (a) Hold a professional degree of at least eight (8) semesters, granted by 16 Execution Version a university or professional institute of the State or recognized by it, or a degree of equivalent level granted by a foreign university, and evidence a professional experience of at least five (5) years, continuous or not, as director, manager, administrator or main executive in public or private companies, or in positions of first or second hierarchical level in public services; (b) not be owners of more than five percent (5%) of the shares or rights of competitors of the Company, nor directors or employees thereof; provided that, for the purposes of this letter (b), Persons having any of the aforementioned qualities with respect to any of the Parties may be directors of the Company provided that this is not contrary to applicable law; and (c) as of January 1, 2031, not to be or have been a director or alternate director of CODELCO Chile or SQM S.A. for more than ten (10) years, whether continuous or discontinuous. Notwithstanding the foregoing, if a director of the Company is at the same time a director of any of the aforementioned companies, he/she will not have to resign as a director of the Company if during his/her ten (10) years as a director of any of the aforementioned companies, but he/she may not be elected again as a director of the Company. 4.2.2. The chairman and the vice-chairman 4.2.2.1 During the First Period, the chairman of the board of directors will be elected from among the directors elected by the Series A Shareholder and will serve for two (2) years. The vice chairman of the board of directors will be elected from among the directors elected by the Series B Shareholder and will serve for a term of two (2) years. The person chairing a board of directors’ meeting will not have a casting vote. 4.2.2.2 For the Second Period, the chairman of the board of directors will be elected from among the directors elected by CODELCO and will serve for two (2) years, and the vice-chairman of the board of directors will be elected from among the directors elected by SQM and will serve for two (2) years. The person chairing a board of directors’ meeting will not have a casting vote. 4.2.2.3 The duties of the president shall be to: (i) preside at meetings of the board of directors and shareholders' meetings; (ii) call meetings of the board of directors and shareholders' meetings when appropriate or when requested to do so in accordance with the provisions set forth in this Agreement and the bylaws of the Company; and (iii) to comply with and enforce the provisions of the bylaws and the resolutions of the shareholders' meeting and the board of directors’ meetings. 4.2.2.4 The function of the vice-president shall be to replace the president, in case of absence or impossibility, for which purpose he/she shall assume all his/her functions. 4.2.2.5 The persons elected as chairman and vice-chairman of the board of directors may be reelected indefinitely. 4.2.3. Majorities required to hold meetings 4.2.3.1 During the First Period, board of directors’ meetings will be held with the attendance of at least three (3) directors with voting rights, provided always that at least one (1) of them is a director elected by the Series B Shareholder. During the Second Period, the board of directors may hold meetings with the attendance of an absolute majority of the directors with voting rights. 17 Execution Version 4.2.3.2 Directors who, despite not being physically present at the meeting, are in simultaneous and permanent communication with the meeting through any of the technological means that the Comisión para el Mercado Financiero (“CMF”) (Chilean Financial Market Commission) authorizes those companies subject to its supervision, pursuant to Article 47 of the Ley sobre Sociedades Anónimas, shall also be deemed to be present. In these cases, their attendance and participation in the meeting shall be certified under the responsibility of the chairman of the board of directors, or whoever replaces him, and the secretary of the board of directors, and this fact shall be recorded in the minutes of the meeting. 4.2.4. Majorities for the adoption of resolutions 4.2.4.1 Except where higher majorities are provided by law, the bylaws or this Shareholders’ Agreement, or in the case of Matters Subject to Policy to which Section 4.5 applies, resolutions of the Board of Directors shall be adopted by the affirmative vote of an absolute majority of the voting directors present at the meeting. 4.2.4.2 Notwithstanding the foregoing, in the event of a tie vote on any matter other than those matters in which the law, the bylaws or this Agreement establish higher majorities, or which are Matters Subject to Policy with respect to which Section 4.5 shall apply, during the First Period, the majority of the votes of the directors elected by the Series B Shareholder attending the meeting shall decide. 4.2.5. Meetings and Notice of Calling 4.2.5.1 The meetings of the Board of Directors shall be ordinary and extraordinary. The former shall be held on the dates and at the times predetermined by the board of directors, shall not require special notice and shall be held at least once a month. The latter shall be held when specially called by the chairman of the board of directors (or the vice-chairman, during the First Period), by himself, or at the request of at least one (1) director, without the chairman (or vice-chairman, during the First Period), as the case may be, being empowered to previously qualify the need for the meeting. 4.2.5.2 If the chairman or vice-chairman of the board of directors, as the case may be, receives a written request from one or more directors to call an extraordinary meeting of the board of directors, the meeting shall be held within seven (7) days from the date on which the request was made. The notices of calling extraordinary meetings shall be given by the means unanimously agreed upon by the Board of Directors, and in the absence of such agreement, by means of a letter sent by private courier to each of the directors at least four (4) days prior to the meeting, and simultaneously with the sending of the letter by courier, a copy of the same shall be sent by e- mail to each director and to each Party according to the e-mail addresses indicated in Section Fourteen below. Notice of calling an extraordinary meeting shall contain a reference to the matters to be discussed therein and said notice may be omitted if the meeting is attended by the unanimous majority of the directors of the Company. 4.2.5.3 Directors who wish to participate at Board of Directors’ meetings through any of the technological means referred to in Section 4.2.3.2 shall be guaranteed to be able to do so, in order to facilitate their participation if they cannot be physically present. 4.2.6. Removal and vacancy 4.2.6.1 In the event of the permanent vacancy of any of the directors elected by one

18 Execution Version of the Shareholders, the Board of Directors shall appoint, as soon as possible, the replacement proposed by the Shareholder who had elected the director who ceased to hold office, who shall hold office until the date on which the next ordinary shareholders' meeting of the Company is held, at which time the Board of Directors shall be completely renewed. 4.2.6.2 If at any time one of the Shareholders wishes to replace any of the directors elected by it, and has not been able to obtain the resignation of the respective director, such Shareholder may request (y) the Board of Directors of the Company to call an extraordinary shareholders' meeting within fifteen (15) days from the date on which the request was sent, which may not be denied by the Board of Directors, or (z) the other Shareholders to self-convene it in accordance with Article 60 of the Ley sobre Sociedades Anónimas within the same term, in order to fully revoke the current Board of Directors then in office, for the sole purpose, with respect to such revocation, that the relevant Shareholder replaces such director. Upon the exercise of such right, the Shareholders shall have the duty to attend and vote in favor of the revocation of the board of directors at the extraordinary shareholders' meeting and its renewal in the terms referred to above. 4.2.7. Managing departments 4.2.7.1 During the First Period, the general manager will be appointed by the directors elected by the Series B Shareholder and the financial manager will be appointed by the directors elected by the Series A Shareholder. The latter will be chosen from a series of candidates pre-selected by a leading executive search firm, in which executives proposed by any director of the Company may also participate, even if the proposed person is an employee of any of the Shareholders or their Related Parties. 4.2.7.2 During the Second Period, the general manager and the financial manager of the Company shall be appointed by the affirmative vote of a majority of the directors entitled to vote, from among a number of candidates pre- selected by a leading executive search firm. Such pre-selection shall not be necessary if the appointment of the relevant manager has been agreed upon by the affirmative vote of at least five (5) directors entitled to vote. Executives proposed by any director of the Company may participate in the pre- selection, even if the proposed person is an employee of any of the Shareholders or their Related Parties. 4.2.8. Remuneration of the board of directors. The duties of the director of the Company shall be remunerated. The amount of the remuneration shall be those agreed upon by the Parties prior to the ordinary shareholders' meeting that is to decide thereon. In the absence of agreement, the remuneration shall consist of a remuneration per meeting equal to the average of the remuneration paid to its directors by the sociedades anónimas abiertas (publicly traded companies) that belong to the Índice de Precios Selectivo de Acciones (Selective Stock Price Index) (IPSA - by its Spanish acronym) but without taking into account any sharing in the profits of those companies or of the Company. In any case, if any of the directors appointed by one of the Shareholders is unable or unwilling to receive remuneration (beyond the reimbursement of expenses for his functions as a director), the Parties shall establish the mechanisms to achieve this purpose in the most efficient and neutral manner possible for the Company 4.2.9. Liability for directors' actions. 4.2.9.1. To the fullest extent permitted by the applicable law, each Shareholder agrees to take all actions that may be required to ensure that the directors 19 Execution Version that such Shareholder elects as members of the board of directors fully and timely comply with the terms of this Agreement and do not contravene (whether by voting or otherwise ) this Agreement. 4.2.9.2. In the event that any of the directors appointed by the Shareholders does not comply with the provisions set forth in this Agreement, the Shareholder who elected him/her shall be deemed to have breached his/her obligations under the Agreement and, subject to the provisions of Section 12.1.1, shall be subject to the penalties and liabilities corresponding to him/her under this instrument. The foregoing is without prejudice to the obligation of the respective Shareholder to adopt all necessary measures to replace the director who has failed to comply as soon as possible. 4.2.10. Powers of administration The board of directors shall have all the powers of management and disposition in the Company, except only those that the applicable law, this Agreement or the bylaws specify as proprietary to the shareholders' meeting or that pertain to Matters Subject to Policy under this Agreement, which shall require an amendment of this Agreement. The board of directors may delegate part of its powers to one or more directors, managers, assistant managers, principal executive officers or attorneys of the Company, but in all such delegations they shall maintain the balances established in this Shareholders’ Agreement for the approval of matters by the Board of Directors or the Shareholders 4.2.11. Information to the Board of Directors Without prejudice to the provisions set forth in Article 39 of the Ley sobre Sociedades Anónimas and subject to other applicable regulations, the Company shall provide all directors with sufficient information in a timely manner so that they may perform their duties in accordance with the law and to the best of their ability. 4.2.12. Reserved Matters of the Board of Directors’ Meeting The approval of the following matters shall require the affirmative vote of at least four (4) directors entitled to vote during the First Period and five (5) directors entitled to vote during the Second Period (the "Reserved Matters of the Board of Directors’ Meeting"). However, if the relevant Board of Director’s Reserved Matter is, in turn, a Related Parties transaction in respect of which one or more directors have an interest under the Ley sobre Sociedades Anónimas, the decision must be adopted by the unanimous vote of the directors not affected by the conflict, even if less than five: a. Incorporation of subsidiaries or representative offices, dissolution of subsidiaries or closing of representative offices and disposal of shares of subsidiaries of the Company; b. Associations (joint ventures, with or without legal personality) with third parties; c. Subject to the provisions set forth in Section 4.2.13, the development of lines of business not included in the Business (whether or not they are included in the corporate purpose); d. The cessation of production of any of the Business Products sold by the Company as of that date; e. The granting of security interests or surety bonds or personal guarantees to secure obligations (i) of third parties when such obligations are not contemplated in the agenda of a shareholders' 20 Execution Version meeting, or (ii) of the Company or its Subsidiaries; f. Performance of acts or execution of contracts for no valuable consideration; g. Acquisition of goods included in fixed assets with an aggregate value of more than [***] Dollars (USD [***]) or an aggregate value greater than [***] Dollars (USD [***]) in a calendar year, except in the case of replacement of plant and equipment to be replaced and provided that such replacement is considered in the annual budget approved by the Board of Directors; h. Sale of goods included in fixed assets with an aggregate value of more than [***] Dollars (USD [***]) or an aggregate value greater than [***] Dollars (USD [***]) in one calendar year, except in the case of sales of obsolete assets or assets that the Company no longer uses and that such sales of obsolete or unused assets are considered in the annual budget or in the projected non-operating income, in both cases previously approved by the Board of Directors; i. Performance of acts or execution, modification (including their assignment) or early termination of contracts that involve payments to or by the Company for amounts greater than [***] Dollars (USD [***]) annually, or than [***] Dollars (USD [***]) during the entire effective term of the contract annually, or contracts with a term exceeding five (5) years and that cannot be early terminated by the Company without penalty with an advance notice of no more than three (3) months, except in the case of contracts for the sale of Business Products to third parties that are (i) on market terms, and (ii) (x) for terms equal to or less than two (2) years; or (y) for annual volumes of less than ten percent (10%) of the total sales volume of the last twelve (12) months prior to that in which the contract is entered into; j. Approval of the request for liquidation or reorganization of the Company or any of its Subsidiaries; k. The issuance of shares and the approval of the minimum placement price of the shares representing a capital increase of the Company or its Subsidiaries, including for workers' compensation plans; l. The filing of complaints against third parties or the acceptance of complaints filed against the Company or any of its Subsidiaries, as well as transactions in respect of disputes, either judicial or extrajudicial, in each case when the dispute is for undetermined amounts or equal to or greater than [***] Dollars (USD [***]); m. Any action that has the effect or purpose of obtaining, modifying or terminating the authorizations granted by CCHEN to SQM Salar; n. Regarding the Salar Futuro Project, (i) the definition of its environmental and community aspects, (ii) the approval and entry of the environmental impact study, (iii) the presentation of ICSARAs, (iv) the construction start date of the Salar Futuro Project, (v) the determination and changes to the Salar Futuro Estimated Start Date, (vi) technical definitions for which at least two members of the Technical Committee recommend in writing to the Board of Directors to be approved as Reserved Matters of the Board of Directors, and (vii) the determination of the specific functions and remuneration of the Technical Committee; 21 Execution Version o. Performance of acts or execution, modification (including assignment) or early termination of contracts with Governmental Authorities or with companies Controlled by the State of Chile that involve payments to or by the Company in amounts exceeding, annually or during the life of the contract, [***] Dollars (USD [***]) or contacts for an effective term in excess of twenty-four (24) months and that cannot be early terminated by the Company without penalty with an advance notice of no more than three (3) months. p. The execution, modification (including their assignment) or early termination of the CORFO-SQM Contracts or CORFO-Tarar Contracts, as well as the waiver of any right or the exercise of any option set forth therein; q. The approval of customary transaction policies, or other general exceptions to the procedures for approval of transactions with Related Parties; and r. The granting of powers of attorney to enter into any of the acts or contracts listed above or in Section 4.3.4. 4.2.13. New product development 4.2.13.1 In the event that any Party, at any time during the term of this Shareholders’ Agreement, wishes to propose that the Company develop one or more Historical Non-Lithium Products or Other Products of the Mining Properties, it shall submit the proposal to the Board of Directors, accompanied by economic analysis and other background information supporting the merits of its proposal for the Company, including the risks to which it will be exposed. The Company may only develop Non-Historical Non-Lithium Products or Other Products of the Mining Properties if it is approved by the quorums required to approve Reserved Matters of the Board of Directors’ Meeting. 4.2.13.2 Notwithstanding the foregoing, if the proposed product or products are Historical Non-Lithium Products and the Lockout Period has already ended, the Company may develop the relevant product if the decision is adopted by the Board of Directors in accordance with Section 4.2.4.1. 4.2.13.3 On the other hand, if the proposed product or products are Other Products of the Mining Properties, and in the absence of the Board's agreement to approve it as a Reserved Matter of the Board of Directors, the Company may still develop the new business if the following requirements are met: (a) the Lockout Period has already ended, and (b) the Independent Expert, called by the absence of the Board's agreement to approve it as a Reserved Matter of the Board in accordance with Section 4.4., determines that the profitability of the development of such Other Products of the Mining Properties is attractive and justified for the Company considering the risks involved (the Independent Expert not having to qualify in advance to settle the matter at issue if the lack of such development of the new product adversely and significantly affects the Company). 4.2.13.4 In the cases referred to in Sections 4.2.13.2 and 4.2.13.3, any director may request that each director support his decision by stating how, in his opinion or on the basis of information provided by the Company's management or external advisors, the production and marketing of the Historical Non-Lithium Products or the Other Products of the Mining Properties are in the best interests of the Company in view of its situation and the benefits and risks involved in such activities.

22 Execution Version 4.2.13.5 The foregoing restrictions shall not apply to the Company's ability to conduct studies for the development of new lines of business relating to Historical Non-Lithium Products or Other Products of the Mining Properties, including the performance of tests, pilot plans or pilots, provided that such activities do not exceed an annual expenditure budget of [***] Dollars (USD [***]). Beginning in the year 2031, in the event that in a given year the Company does not fully use such budget, the unused amount will be accrued to the budget of the immediately following year, and so on. 4.2.13.7 For the avoidance of doubt, research and development related to improving efficiency, obtaining better yields and quality in the production of the Business Products, including studies, tests, pilot plans or pilots, constitute part of the Business and are not governed by the provisions set forth in this Section. 4.3. Shareholders’ Meetings. 4.3.1. Majorities required for the adoption of resolutions and calculation of quorums 4.3.1.1 Except in those cases where higher majorities are established by law or this Agreement or in the case of Matters Subject to Policy in respect of which Section 4.5 shall apply, decisions of shareholders' meetings shall be adopted by the affirmative vote of the number of shares representing an absolute majority of the votes of the Company. 4.3.1.2 For the calculation of quorums and majorities during the First Period, it must be understood that, notwithstanding the number of Shares actually held by each Shareholder, (i) all Series A Shares will have a number of votes equal to the number resulting from subtracting two (2) from the total number of Series B Shares (i.e., if there were no capital increase, there would be forty- nine million nine hundred ninety-nine thousand nine hundred ninety-seven (49,999,997) votes for the Series A Shares), and (ii) all of Series B Shares will have one vote for each Share (i.e., forty-nine million nine hundred ninety- nine thousand nine hundred ninety-nine (49,999,999) votes for the Series B Shares). Consequently, the total votes of the Series B Shares will be more than half of the total ninety-nine million nine hundred ninety-nine thousand nine hundred ninety-six (99,999,996) votes entitled to vote at shareholders' meetings. For the avoidance of doubt, Series C Shares, Series D Share and Series E Share will not be entitled to vote and will not be calculated for quorum or majority purposes, regardless of the decision to be discussed (except when it refers specifically or generally to a modification or suppression of the preferences granted to the shareholders holding such shares). 4.3.2. Ordinary and Extraordinary Shareholders’ Meetings. 4.3.2.1 Shareholders' meetings shall be ordinary or extraordinary. Ordinary shareholders' meetings shall be those held to deal with the matters set forth in Article 56 of the Ley sobre Sociedades Anónimas once a year within the first four- month period, without prejudice to amendments contained in this Shareholders’ Agreement. All other meetings shall be extraordinary shareholders' meetings. 4.3.2.2 The form and timing for calling shareholders' meetings, the formalities and requirements thereof, the number and timing of the notices to be published for such purpose, and the newspaper in which they are published, the manner in which the shareholders may attend them either in person or by proxy, shall be governed by the provisions set forth in the Company's bylaws and, alternatively, by the Ley sobre Sociedades Anónimas. 23 Execution Version 4.3.3. Holding of shareholders’ meeting The shareholders' meeting on first call shall require the presence of at least the number of shares representing fifty percent (50%) plus one of all the votes that may be cast by the Company's shareholders. In the case of a second call to a shareholders' meeting, it shall be constituted with the shareholders in attendance. 4.3.4. Reserved Matters of the Shareholders’ Meeting 4.3.4.1 The following matters shall require, for their approval, the affirmative vote of at least two-thirds (2/3) of the issued voting shares of the Company (the "Reserved Matters of the Shareholders’ Meeting" and the latter, together with the Reserved Matters of the Board of Directors’ Meeting, the "Reserved Matters"): (a) Amendments to the bylaws of the Company or its Subsidiaries; (b) Issuance of new shares (cash or bonus shares) and securities convertible into shares of the Company or its Subsidiaries; (c) The approval and estimation of contributions of non-cash assets (other than the contribution of shares in Dixin Company for the payment of the Series E Share) and declaration and payment of non-cash dividends or distributions by the Company or its Subsidiaries; (d) The acquisition of treasury shares issued by the Company or any of its Subsidiaries; and (e) Matters listed in Article 67 of the Ley sobre Sociedades Anónimas or any other matters that according to the Ley sobre Sociedades Anónimas shall require, for their approval, the affirmative vote of at least two thirds (2/3) of the issued shares with voting rights, whether the matter refers to the Company or any of its Subsidiaries. 4.3.4.2 Matters relating to the modification or suppression of any of the preferences granted to Series C Shares, Series D Share or Series E Share may only be approved with the affirmative vote of the shareholders owning shares of the affected Series. 4.3.5 Lack of agreement In the event of lack of agreement between the Parties with respect to any Matter Reserved to the Shareholders’ Meeting, and the matter having been dealt with in at least two (2) consecutive shareholders' meetings, with a time difference of at least ten (10) days between one and the other, the Reserved Matter at issue shall not be implemented, without applying the procedure described in Section 4.4 below. 4.4. Lack of agreement in the board of directors 4.4.1 In the event of lack of agreement of the Parties with respect to any Reserved Matter of the Board of Directors and the matter having been discussed in at least two (2) consecutive board meetings, with a time difference of at least ten (10) days between one and the other, it shall be deemed that there is a deadlock ("Deadlock"), and the provisions of this Section 4.4 shall apply. For purposes of counting the two (2) board meetings referred to above, those that, having been duly called to deal with a Reserved Matter of the Board of Directors, have not been held due to lack of quorum because of the non- attendance of the directors appointed by any of the Parties, shall also be considered for purposes of counting the two (2) board meetings referred to above. 24 Execution Version 4.4.2 Within ten (10) days from the date of the second board meeting that gave rise to the Deadlock, either Party may record such by giving written notice to the other Party, which shall state that the foregoing requirements are met, identifying in detail the Reserved Matter of the Board of Directors on which agreement could not be reached ("Notice of Deadlock"). 4.4.3 The Notice of Deadlock shall include a list of at least five (5) Persons who meet, with respect to the proposing Party, the standard of Independent Expert and who could mediate or settle the Deadlock in the event that the Parties fail to reach agreement thereon and the circumstance described in Section 4.4.6 is verified. S Said list shall be ordered according to the preference of the proposing Party, with the first expert being its highest preference and the fifth being its lowest preference. Moreover, if the expert provides services through an Entity, information from such Entity and a statement from the proposing Party that, to the best of its knowledge and belief, the proposed experts meet the standard for an Independent Expert shall also be included. 4.4.4 Within five (5) days following the receipt of the Notice of Deadlock, the Parties shall initiate a good faith negotiation, which shall take place between, on the one hand, the Chairman of the Board of Directors or general manager of CODELCO and, on the other hand, the Chairman of the Board of Directors or the general manager of SQM. No later than the Business Day prior to the first meeting to be held, the Party who has received the Notice of Deadlock must choose in writing one of the candidates for Independent Expert identified therein or propose in writing five (5) Persons who meet, with respect to such Party, the standard of Independent Expert and that could settle the Deadlock in the event that the Parties do not reach an agreement thereon and the circumstance referred to in Section 4.4.6 is verified. If the Party that has received the Notice of Deadlock does not choose or propose candidates in the terms set forth herein, it shall be understood that the Person appearing in the first place in the list included in the Notice of Deadlock shall be the chosen as Independent Expert, and if he/she is unable or unwilling to assume the assignment, the next in the order of priority indicated in the Notice of Deadlock shall be the next in the order of priority indicated in the Notice of Deadlock. In the event that the Party that received the Notice of Deadlock proposed experts on the terms set forth herein, the Party that sent the Notice of Deadlock may, at the first meeting proposed experts in the terms indicated herein, at the first meeting the Party that sent the Notice of Deadlock may choose one of the candidates proposed by the other Party as Independent Expert. If no agreement is reached on the person of the Independent Expert during the Negotiation Period, the appointment of the Independent Expert shall be made by the Arbitral Tribunal appointed pursuant to Section Thirteen from among the experts included in the lists of each Party. In this case, the Arbitral Tribunal shall be constituted for the sole purpose of appointing the Independent Expert and all-time limits agreed in Section Thirteen shall be reduced by half. 4.4.5 If the Deadlock remains unresolved after thirty (30) days from the dispatch of the Notice of Deadlock (the "Negotiation Period"), the relevant Reserved Matter shall not be implemented, unless the circumstance set forth in Section 4.4.6 below is verified. 4.4.6 Notwithstanding the foregoing, if the Deadlock refers to one or more Reserved Matters the lack of agreement of which could negatively and significantly affect the interests of the Company, any of the Parties may resort to the Independent Expert appointed in accordance with the preceding rules, who must be notified by any of the Parties of such circumstance within five (5) days following the day on which (i) the Negotiation Period has ended without having reached an 25 Execution Version agreement between the Parties, or (ii) has been appointed by the Arbitral Tribunal, as the case may be. It is expressly stated for the record that the Deadlock with respect to the Reserved Matter of the Board of Directors indicated in paragraphs (c) (subject to the provisions set forth in Section 4.2.13), (e) (with respect to paragraph (i)), (f), (o) and (p) of Section 4.2.12 shall in no case entitle the Parties to resort to the Independent Expert, and therefore, the lack of agreement with respect to such Reserved Matter of the Board shall totally prevent the implementation thereof. 4.4.7 Once the Independent Expert has been notified of the need for his advice and the commercial terms of the advice have been agreed upon (which in any case shall include a liability exemption for the benefit of the Independent Expert, except in the case of willful misconduct or gross negligence attributable to the Independent Expert) and the Independent Expert has accepted the position, the Independent Expert shall have a period of twenty (20) Business Days to decide whether the lack of agreement could adversely and significantly affect the interests of the Company and, if it could have such power, to propose a basis of agreement to the Parties to settle the Deadlock. In the event that such bases are not accepted by the Parties, the Independent Expert shall have an additional term of ten (10) Business Days to issue a definitive, final and binding decision for the Parties regarding the Deadlock, because it shall be understood that the decision of the Independent Expert has been taken as a legitimate business decision and not as the resolution of a conflict subject to arbitration, in accordance with the procedure agreed by the Parties and in the best interest of the Company. The Parties, by mutual agreement, may agree to extend this time limit taking into consideration the urgency with which the matter at issue must be settled and the subject matter involved. The decision of the Independent Expert may not be challenged before the Arbitral Tribunal or the ordinary courts. 4.4.8 The Parties, whether or not the Deadlock is resolved, with or without the intervention of the Independent Expert, shall take, and cause the directors elected by them to take, all actions necessary to obtain the approval and implementation of the solution reached by the Parties or the decision of the Independent Expert, as applicable, by the board of directors within two (2) Business Days following the settlement of the Deadlock. In the event that the Independent Expert determines that the lack of agreement does not meet the standard of being able to adversely and at the same time significantly affect the interests of the Company, the decision of the Independent Expert shall be followed and the Reserved Matter shall not be implemented. 4.4.9 The fees for the provision of services by the Independent Expert to the Parties shall be paid by the Company and shall consist of a one-time, lump sum payment in all events for the settlement of the Deadlock, whether such settlement is because the Independent Expert considered that the Deadlock does not adversely and significantly affect the Company, is the result of a final decision of the Independent Expert on the Deadlock or is the result of an agreement between the Parties after the Independent Expert's acceptance of the assignment. 4.5. Matters Subject to Policy. 4.5.1 The Matters Subject to Policy are as follows: i) directors’ remuneration, regulated in Section 4.2.8, (ii) indebtedness policy, regulated in Section 5.1, (iii) dividend policy, regulated in Sections 5.2, 5.3, 5.4 and 5.5, (iv) financial policy, regulated in Section 5.6 and (v) annual budget and cash flow projection, regulated in Section 5.9 (the "Matters Subject to Policy").

26 Execution Version 4.5.2 Resolutions for the implementation of Matters Subject to Policy adopted by the board of directors or shareholders' meeting of the Company shall be subject to the normal quorums established in this Shareholders’ Agreement to the extent that the relevant resolution conforms to the policy defined in this Shareholders’ Agreement for that matter. 4.5.3 Any change in the Matters Subject to Policy or any resolution that does not conform to the policy defined in this Shareholders’ Agreement for that matter will always require the agreement of both Parties under this Shareholders’ Agreement, as it is a modification thereof, which, depending on the matter, may be implemented (i) by the affirmative vote of both Parties if it is a shareholders’ meeting matter, (ii) by the affirmative vote of all directors designated by both Parties if it is a board of directors’ matter, or (iii) by the execution of an amendment to the Shareholders’ Agreement if it is neither of the foregoing. For the avoidance of doubt, the Matters Subject to Policy are not Reserved Matters and, therefore, are not subject to the procedure set forth in Section 4.4 on Disagreements. 4.6. Audit Committee 4.6.1 The Company shall have an audit committee ("Audit Committee") composed of three (3) directors who shall perform the duties referred to in Article 50 bis of the Ley sobre Sociedades Anónimas and such other duties as may be conferred by law and the rules issued by the CMF, as well as those that correspond to it in relation to the Parties' compliance programs. 4.6.2 Two of the members of the Audit Committee will be appointed by the directors elected by the Shareholder that does not consolidate the Company's results in the respective period and the third member will be appointed by the directors elected by the other Shareholder. 4.6.3 The Audit Committee shall be responsible for the selection, appointment and removal of the Company's crime prevention officer, who shall report functionally to said committee and administratively to the Chief Executive Officer. The remuneration of the crime prevention officer and his operating budget shall be approved by the Board of Directors 4.7. Technical Committee 4.7.1 The Company will have a technical committee ("Technical Committee") until the first anniversary of the Salar Futuro Commercial Operation Date, which will be composed of four (4) members appointed by the board of directors, two (2) of whom will be proposed by CODELCO, and the other two (2) will be proposed by SQM, to the extent that the shareholdings indicated in Section 1.4.2 above do not experience significant variations. Directors of the Company may not be members of the Technical Committee. The members of the Technical Committee shall remain in office as long as the Shareholder who proposed them does not request their replacement. If CODELCO or SQM requests the replacement of a member of the Technical Committee or if there is a permanent vacancy of one of them, the Board of Directors shall appoint, as soon as possible, the replacement proposed by the Shareholder who proposed the member who ceased to hold office. 4.7.2 The purpose of the Technical Committee will be to analyze and supervise from a technical point of view the development of the Salar Futuro Project (or any major expansion of operations prior to the first anniversary of the Salar Futuro Commercial Operation Date), providing its recommendations to the general manager and the board of directors of the Company. For this purpose, the 27 Execution Version members of the Technical Committee shall be professionals of recognized renowned and reputation, with extensive experience in the mining or related fields, and in the development of projects similar or equivalent to the Salar Futuro Project. The specific functions of the Committee will be determined by the Board of Directors. 4.7.3 The members of the Technical Committee shall be remunerated. The remuneration of the members of the Technical Committee shall be fixed annually by the Board of Directors of the Company. In any case, if any of the members of the committee appointed by one of the Shareholders is unable or unwilling to receive remuneration (beyond the reimbursement of expenses for his functions as a member of the Technical Committee), the Parties shall establish the mechanisms to achieve that purpose in the most efficient and neutral way possible for the Company. 4.7.4 The Technical Committee shall meet at least once (1) a month, or more frequently if so determined by the Board of Directors. 4.8. Management Audit 4.8.1 The financial statements of the Company shall be audited by the external auditing firm appointed annually by the ordinary shareholders' meeting, giving preference to the appointment of the external auditing firm that audits the party that consolidates the Company's financial statements, unless there are good reasons for doing so. For such purposes, the Audit Committee shall make a non- binding recommendation to the Board of Directors, which in turn shall make a non- binding recommendation to the shareholders' meeting. Such a recommendation may not be made by an external audit firm other than Deloitte, KPMG, EY or PwC. In the event that the same external audit firm audits the Company's financial statements for more than three (3) consecutive years, it may only be appointed if it is agreed to rotate the partner in charge of the audit. 4.8.2 The Company may also hire other services provided by the external audit firm that are different from the audit service, in which case the Audit Committee must approve such hiring. 4.8.3 Notwithstanding the foregoing, each Party may, at its own expense, conduct such reviews as it deems necessary to audit the transactions of the Company and/or to comply with its own internal control requirements, to the extent that such reviews do not consist of parallel audits or hinder the normal course of the Company's business. 4.9. Related Party Transactions 4.9.1 The Company's transactions with its Related Parties or transactions described in Article 146 of the Ley sobre Sociedades Anónimas shall be governed by the rules and procedures equivalent to those applicable to sociedades abiertas (publicly traded companies), without prejudice to the provisions set forth in Section 4.2.12, which shall prevail. In this regard, the Board of Directors may, in accordance with the majorities set forth in said section, exclude from prior approval (i) those transactions that fall within a policy of customary transactions defined by the Board of Directors itself, (ii) transactions that are not of a material amount, and (iii) transactions with Subsidiaries of the Company. For the avoidance of doubt, transactions with Related Parties shall be deemed to be the commencement, waiver and settlement of disputes between the Company and one of the Shareholders or their Related Parties. 4.9.2 The Parties expressly agree that, except with respect to the commencement, 28 Execution Version waiver and settlement of disputes, for the purposes of this Shareholders’ Agreement, the State of Chile, CORFO, CCHEN, any body forming part of the administration of the State or any Governmental Authority or other State- Controlled enterprise with which the Company has entered into a contract pursuant to paragraph (o) of Section 4.2.12 of this Agreement, shall not be considered Related Parties to CODELCO. 4.9.3 For the avoidance of doubt, the amendment (including the assignment thereof), extension or renewal (express or implied), or early termination of agreements between the Company and the Stockholders and their Related Parties that (i) were entered into or are required to be entered into pursuant to the provisions of the Joint Venture Agreement and this Shareholders’ Agreement or (ii) were entered into prior to the date of execution of the Joint Venture Agreement and remain in effect as of the Effective Date of the Joint Venture, shall be considered one of those transactions described in Article 146 of the Ley sobre Sociedades Anónimas. 4.10. Access to information 4.10.1 Throughout the effective term of the Agreement, the Company shall provide the Shareholders with information that is equivalent to the information that the sociedades anónimas abiertas (publicly traded companies) are required to provide to their shareholders, the CMF and the general public from time to time. In addition, in order for each Shareholder to comply with its accounting, tax and regulatory obligations and charges, the Company shall provide the Shareholders with such additional information as they may reasonably require. 4.10.2 With respect to the disclosed information, the Shareholders undertake to: (i) use it exclusively for the purpose for which it was delivered to them by the Company; (ii) treat it as Confidential Information; and (iii) not disclose it to third parties except as authorized by Section Eight. 4.10.3 Moreover, the directors of the Company may share information of the Company with the Shareholder who elected him/her, which information shall be subject to the rules of Section Eight. 4.11. Management of Subsidiaries The Company's Subsidiaries shall be managed, shall adopt their decisions and shall be governed by the provisions set forth in Section Four of this Shareholders’ Agreement for the Company mutatis mutandis, and the Parties and the Company undertake to enforce and respect the provisions hereof. The foregoing implies, for example, that decisions regarding Reserved Matters at the level of a Subsidiary of the Company shall be adopted by the board of directors or the shareholders' meeting of the Company, as the case may be, complying with the special quorums set forth herein. Furthermore, for those Subsidiaries that cannot be directly managed by the Company, the composition of the members of their collegiate management bodies shall reflect the same balance and composition, to the maximum extent permitted by applicable law, of the Company's board of directors. 4.12. Activities of Shareholders Except to the extent contrary to applicable law, the Shareholders shall have no restriction whatsoever to independently carry on their mining, productive, industrial and commercial activities and to receive all benefits derived from such activities, without the need to consult or request authorization and without any obligation with respect to the other. 29 Execution Version The foregoing expressly includes the development without restriction of any mining, productive, industrial and commercial activities, including those related to products equivalent to the Business Products that do not originate from the Mining Properties. The Shareholders may use for themselves commercial opportunities related to those products, unless they are related to commercial opportunities exclusively directed to the Company within the scope of the Business, in which case they must comply with the provisions of Article 148 of the Ley sobre Sociedades Anónimas. For the development of any activity requiring Business Products, the acquisition of such Business Products by the respective Shareholder shall be regulated by means of the corresponding contract, being treated as a Related Party transaction pursuant to Section 4.9. However, in the case of the Lithium Offtake and Potassium Offtake Contracts, the provisions contained in Section 5.11 and the Joint Venture Agreement, respectively, and in the respective annexes to which they refer, shall prevail over those set forth in this Section 4.12 and the aforementioned Section 4.9. 4.13. Non solicitation During the term of the Shareholders’ Agreement, none of the Parties shall solicit, nor allow any of its representatives or other Entities under its Control, either for themselves or for any other Entity, to induce, recruit or encourage any of the employees of the Company or its Subsidiaries to terminate their employment relationship and agree to a new one with such Party or any Entity of its Business Group. This obligation shall extend for a period of one (1) year from the date of termination of this Agreement. The foregoing restriction shall not apply to promotion or solicitation (or any hiring made pursuant to such promotion or solicitation) that is not specifically directed to executives or employees of the Company or in the event that such executives or employees have voluntarily resigned from the Company, without the intervention of one of the Shareholders, as applicable, or have been dismissed by the Company. 4.14. Service commissions 4.14.1 During the First Period, the Shareholders may appoint, at their own cost and responsibility, on a secondment basis, a certain number of their employees to witness how certain positions and functions are performed at the Company's level, without interfering in the development of the Company's operations or in the performance of the functions and duties of the Company's employees performing the work to be witnessed (the "Commissioned Employee"). The number of Commissioned Employees may not exceed one (1) for each position or function, nor eight (8) simultaneously for all positions and functions. The Commissioned Employee may report directly to the Shareholder who has appointed him/her. The general manager may, justifying his request, require the respective Shareholder to remove and replace the Commissioned Employee. In such a case, the respective Shareholder may appoint a different Commissioned Employee in lieu thereof in accordance with the rules set forth in this Agreement. 4.14.2 For the purpose of appointing the Commissioned Employees, the Shareholder must simultaneously send a written communication to the general manager and to the other Shareholder, indicating the name of the person it wishes to appoint and the position he/she will hold, as indicated in Section 4.14.1 above, accompanied by the credentials of the respective worker. Payments and compliance with all social security obligations corresponding to the Commissioned Employees shall be the sole responsibility and liability of the Shareholder who appoints him/her who shall at all times hold the Company and the other Shareholder harmless against any claim, action, suit, complaint, claim,

30 Execution Version cost, damage, sanction, penalty or fine deriving from or related to the presence of the Commissioned Employee in the activities of the Company. The Shareholder who appoints the Commissioned Employee shall also be responsible for obtaining the courses, certificates and other requirements for the latter to be able to enter the Company's facilities. 4.14.3 It is expressly stated for the record that the Commissioned Employees shall not be, in any case or for any purpose (especially with regard to occupational safety), employees, subordinates, dependents, contractors or subcontractors of the Company. SECTION FIVE: FINANCIAL AND COMMERCIAL MATTERS 5.1. Indebtedness policy 5.1.1 Until June 30, 2030, the Company will have no limit on its borrowing capacity.. From July 1, 2031 and until the earlier of (i) January 1, 2040, or (ii) the first anniversary of the Salar Futuro Commercial Operation Date, the Company shall have a borrowing policy that considers: (a) a maximum indebtedness of three point five (3.5) times the Company's Net Debt/EBITDA ratio, it being understood that this indebtedness must be compatible with the condition that, once the respective policy is applied, the Company maintains a credit risk rating (risk rating of the Company itself, without considering the effect of being a subsidiary of CODELCO) equal to or better than "investment grade" (Baa1 or BBB, according to Moody's, S&P or Fitch) for its non-subordinated and long-term debt in U.S: Dollars ("Maximum Indebtedness"); and (b) a minimum indebtedness equal to one (1.0) times the Company's Net Debt/EBITDA ratio ("Minimum Indebtedness"). 5.1.2 Upon expiration of the term referred to in Section 5.1.1 above, the Maximum Indebtedness shall be two point five (2.5) times the Net Debt/EBITDA ratio, and all other rules relating to such Maximum Indebtedness and Minimum Indebtedness shall remain unchanged. It is expressly placed on record that if the Maximum Indebtedness exceeds the limit indicated in this Section 5.1.2, this fact alone shall not constitute a breach of the indebtedness policy, notwithstanding that the consequences and restrictions stated in the case of excess of Maximum Indebtedness in Sections 5.2 to 5.6 below shall apply. 5.1.3 Since the Maximum Indebtedness is a threshold limiting the undertaking of new indebtedness, nothing in this Shareholders’ Agreement shall bind the Parties to approve, or the Company to carry out, capital increases to comply with the Maximum Indebtedness. 5.2. Dividends during the First Period 5.2.1 During the First Period, the Company's dividend policy shall be to make distributions in the amounts, in the manner and at the times indicated in this Section 5.2, and, if applicable, adjusted as set forth in Section 5.5. 5.2.2 For each annual period included in the First Period, determined no later than April of the following year of each such period, based on the audited financial statements of the Company as of December 31 of the year of the respective period, the Company will distribute dividends to Series A and Series B, respectively, in accordance with the following methodology: 31 Execution Version 5.2.2.1 If the Remaining Tons To Be Distributed to Series B at the end of the respective annual period are greater than the Remaining Tons To Be Distributed to Series A at the end of the respective annual period, the dividends for the period will be distributed as follows: (a) the product between (i) the Adjusted Profit and (ii) the Series A Ratio will be distributed to Series A; and (b) the (i) Adjusted Profit, plus (ii) the Original Fee Fixed Rate Benefit, plus (iii) the Non-Lithium Products Benefit, minus (iv) the amount of the dividends to Series A set forth in (a) above will be distributed to Series B. 5.2.2.2 If the Remaining Tons To Be Distributed to Series B at the end of the respective annual period are equal to or less than the Remaining Tons To Be Distributed to Series A at the end of the respective annual period, dividends for the period will be distributed as follows: (a) the product between (i) the Adjusted Profit and (ii) the quotient between (y) the Series A Preferred Tons and (z) the LCE Tons Sold will be distributed to Series A; (b) the product of (i) the Adjusted Profit and (ii) the quotient of (A) the difference between (1) the Remaining Tons To Be Distributed to Series B at the end of the prior period and (2) the Remaining Tons To Be Distributed to Series A at the end of the current period and (B) the LCE Tons Sold; will be distributed to Series B; (c) the Original Fee Fixed Rate Benefit, plus the Non-Lithium Products Benefit will be distributed to Series B; and (d) In the event that Adjusted Profit less the amounts determined in (a) and (b) above results in an amount greater than zero, such amount will be distributed to Series A and Series B in proportion to their number of shares. The first year in which the condition mentioned in this Section 5.2.2.2.2 occurs, the distribution rules of paragraphs (a) through (d) shall apply. For all subsequent periods, once such condition has been met, dividends, until fiscal year 2030, will be distributed as follows: (e) the Original Fee Fixed Rate Benefit plus the Non-Lithium Products Benefit will be distributed to Series B; and (f) The Adjusted Profit will be distributed to Series A and Series B in proportion to their number of shares. 5.2.2.3. In the event that the Adjusted Profit for any period of the First Period is negative, the distribution rules set forth in Sections 5.2.2.1 and 5.2.2.2.2 above, but shall proceed according to the following mechanism: (a) The percentage of the loss corresponding to the Series A (the "Series A Attributable Percentage") will be calculated as the quotient between: (i) all tons attributable to Series A during such fiscal year in accordance with Sections 5.2.2.1 and 5.2.2.2.2 above; and (ii) LCE Tons Sold. (b) If the Series A Attributable Percentage is less than fifty percent (50%), an amount (the "Loss Compensation") shall be calculated equivalent to: 32 Execution Version i) the product of (x) the difference between (A) one and (B) two times the Series A Attributable Percentage and (y) the absolute value of Adjusted Profit; less ii) the sum of (x) Original Fee Fixed Rate Benefit and (y) the Non- Lithium Products Benefit. In the event that the Loss Compensation is a positive number, SQM will pay to the Company such amount, by way of compensation, against discounts in future dividends corresponding to the Series B Shares. In this case, the Loss Compensation will be recognized as income for the Company but will not be considered for the calculation of Adjusted Profit. This indemnification will be recorded as an account receivable from the Company to SQM and will be offset against any Accounts Payable the Company has with SQM, if any, or against future dividend distributions in favor of SQM. In the event that the Loss Compensation is a negative number, such amount, in absolute value, will be distributed to Series B out of net income for the year or out of retained earnings, as applicable. (c) If the Series A Attributable Percentage is equal to or greater than fifty percent (50%), there will be no indemnification from any of the Parties to the Company, and SQM will still be entitled to receive the Original Fee Fixed Rate Benefit and the Non-Lithium Products Benefit. 5.2.3 In the event that, if there is Excess Cash, the Parties agree to make additional cash distributions during the First Period out of retained earnings, such distributions shall be made in proportion to the total number of Series A Shares and Series B Shares. Such distributions may be made only after (i) having made all cash distributions in Section 5.2.2 above, (ii) having paid in full the Account Payable to SQM (as such term is defined in the Joint Venture Agreement) and (iii) having paid to SQM any First Period SQM Loan outstanding at the time the additional distribution is agreed upon. 5.2.4 For purposes of effecting the distribution of dividends pursuant to this Section 5.2, the Company shall deliver to the Shareholders, as soon as available, but in no event later than after they are distributed to the members of the Board of Directors of the Company, (i) the audited financial statements of the Company as of December 31 of the respective annual period and (ii) the amounts of Adjusted Profit, the Original Fee Fixed Rate Benefit, the Non-Lithium Products Benefit, all for the preceding annual period, and the background and supporting documentation for the calculation of those amounts, and (iii) the amount of dividends to be distributed to Series A and Series B for the respective fiscal year. 5.2.5 Any of the Parties may object to the amounts indicated above within thirty (30) days from receipt of the information sent by the Company. Once this period has expired and an objection has been filed, any of the Parties may send a Notice of Deadlock pursuant to Section 4.4, and the procedure of said section shall be followed with the following modifications: (i) a Negotiation Period shall not be considered after the Notice of Deadlock, (ii) the Independent Expert shall be appointed and shall determine the amount of the dividends to be distributed to Series A and Series B for the respective annual period, for which purpose it shall always be considered that the lack of agreement negatively and significantly affects the interests of the Company. 5.2.6 If an objection has not been fled or once the amount of dividends to be distributed has been determined by the Independent Expert pursuant to Section 5.2.5 above, the Parties undertake to attend the ordinary meeting of 33 Execution Version shareholders of the Corporation each year during the First Period and vote in favor of the distribution of dividends to the Series A and Series B in accordance with the provisions set forth in this Section 5.2. 5.2.7 Nothing in the preceding sections shall be construed as a restriction for the Board of Directors, in accordance with Article 79 of the Ley sobre Sociedades Anónimas, to distribute the dividends set forth herein as interim dividends, but always according to the preferences in the distribution of dividends associated with the Series A Preferred Tons and other rules of the Shareholders’ Agreement. Furthermore, on a quarterly basis, the Board of Directors must decide whether or not it is appropriate to distribute interim dividends. 5.3. Dividends during FY 2031 5.3.1 No later than the last business day of April 2031, based on the audited financial statements of the Company as of December 31, 2030, the dividends to Series A and Series B corresponding to fiscal year 2030 will be distributed in accordance with the methodology for calculating dividends for the First Period indicated in Section 5.2 above and, if applicable, (i) those extraordinary dividends to Series A and Series B established in items 5.3.2 and 5.3.3 below, respectively, and (ii) those dividends and/or dividend adjustments that apply in accordance with Section 5.5. 5.3.2 In the event that, for any reason, the sum of the Series A Preferred Tons considered in the calculation of the distributions during the First Period, including fifty percent (50%) of the tons corresponding to the distributions indicated in Section 5.2.2.2 paragraphs (d) and (f), is less than two hundred and one thousand (201,000) tons, an extraordinary dividend out of retained earnings, or an interim dividend out of 2031 earnings, will be distributed to the Series A equivalent to the product between: (a) the Adjusted Profit for the year 2030 divided by the LCE Tons Sold for the year 2030; and (b) the difference between (i) two hundred and one thousand (201,000) tons and (ii) the sum of the Series A Preferred Tons considered in the calculation of the distributions during the First Period, including fifty percent (50%) of the tons corresponding to the distributions indicated in Section 5.2.2.2 paragraphs (d) and (f). 5.3.3 In the event that the Remaining Tons To Be Distributed to Series B at the end of 2030 are greater than zero (0), an extraordinary dividend will be distributed out of retained earnings, or an interim dividend out of 2031 earnings, to Series B equal to the product between: (a) the Adjusted Profit for the year 2030 divided by the LCE Tons Sold for the year 2030; and (b) the lesser of: (i) LCE Tons of Inventory in Subsidiaries as of December 31, 2030; (ii) the Remaining Tons To Be Distributed to Series B as of December 31, 2030; and (iii) eighty thousand (80,000) tons LCE. 5.3.4 Any dividends in addition to those calculated in accordance with the preceding paragraphs of this Section 5.3 that are paid on or before the First Period Preference Termination Date will be distributed to Series A and Series B in

34 Execution Version proportion to their number of shares. 5.3.5 In the event that as of the last business day prior to the First Period Preference Termination Date there is insufficient cash to distribute the amounts set forth in this Section 5.3, each shareholder will grant a loan to the Company, in proportion to the amount that each series is entitled to receive, on the same terms as set forth for the SQM Account Payable (each such loan, the "First Period Dividend Balance Loan"). 5.3.6 For purposes of materializing the distribution of dividends pursuant to this Section 5.3, the provisions of Sections 5.2.4, 5.2.5 and 5.2.6 shall be followed. Moreover, the Parties undertake to attend the ordinary shareholders' meeting of the Company each year during the First Period and vote in favor of the distribution of dividends in accordance with the provisions set forth in this Section 5.3. 5.4. Dividends during the Second Period 5.4.1 Upon the occurrence of the First Period Preference Termination Date, and subject to: (a) the full payment of the First Period Dividend Balance Loan to CODELCO; (b) the full payment of the First Period Dividend Balance Loan to SQM; (c) the full payment of the Account Payable to SQM in effect at the end of the Transition Period; (d) the payment in full of any First Period SQM Loan and any other amounts owed to CODELCO or SQM as of the First Period Preference Termination Date, except for those accounts payable related to Transitory Services and Supply Contracts (as defined in the Joint Venture Agreement) or other accounts payable arising from relationships of an operational nature (i.e., for the purchase and sale of goods and/or the rendering of services); (e) the payment in full of any loans made during the Second Period by any of the Shareholders pursuant to Section 5.6.2(iii) (other than First Period Dividend Balances); and (f) in general, compliance with the Company's financial policy regulated in Section 5.6 below, the Company shall distribute in cash at least one hundred percent (100%) of the profits of each annual fiscal year, determined no later than April of the following year of each of them, based on the audited financial statements of the Company as of December 31 of the respective annual fiscal year, with each Shareholder receiving the amount of profits corresponding to him pro rata to his respective shareholding in the Company. The foregoing provisions shall be subject to the following exceptions: (i) If, when distributing a dividend of one hundred percent (100%) of the profits for the year, the indebtedness of the Company is greater than the Maximum Indebtedness, the Company may only distribute the maximum possible dividend that will allow it to comply with the Maximum Indebtedness, provided always that the dividend may not be less than thirty percent (30%) of the profits for the year. For the avoidance of doubt, this minimum mandatory dividend shall only proceed once the loans and accounts payable referred to in paragraphs (a) to (d) of this Section 5.4.1 have been paid off. 35 Execution Version (ii) If, upon distribution of a dividend of one hundred percent (100%) of the net income for the year, the indebtedness of the Company is less than the Minimum Indebtedness, the Company shall distribute an extraordinary dividend (in addition to one hundred percent (100%) of the net income for the year) out of retained earnings, in an amount such as to allow the Company to comply with the Minimum Indebtedness. 5.4.2 For the avoidance of doubt, the list of accounts that must be in good standing for the payment of dividends pursuant to Section 5.4.1 above constitutes an order of priority in the payment of such accounts in accordance with the following rules: the accounts indicated in (a) shall be paid first to CODELCO, then the accounts indicated in (b) shall be paid to SQM; (ii) next, the amounts owed to the Parties for the items included in paragraphs (c) and (d) shall be paid to the Parties, pro rata to the aggregate amount owed by the Company to each of them for such items; and (iii) finally, the amounts due for the concept described in paragraph (e) shall be paid pro rata to the Parties' participations in such amounts. 5.4.3 The Parties agree to attend each year's regular meeting of shareholders of the Corporation during the Second Period and to vote in favor of the distribution of dividends to Series A and Series B in accordance with the provisions set forth in this Section 5.4. 5.5. Extraordinary dividends and extraordinary dividend adjustments 5.5.1. Dividends from IEAM Returns and Retained Receivables. 5.5.1.1 Annex 9 of the Joint Venture Agreement details certain accounts payable of the Company existing as of December 31, 2024, that the Parties, by virtue of the Joint Venture Agreement, have decided to keep out of the economic impacts of the Joint Venture (the "Retained Receivables"). In addition, the Parties agreed to exclude from the Joint Venture any proceedings that the Company may have against the Chilean Internal Revenue Service, whether administrative or judicial, with respect to the application of the IEAM to the extraction, production and commercialization of Lithium Products and Other Lithium Products by the Company prior to December 31, 2024, whether pending or commenced after the Effective Date of the Joint Venture (the "IEAM Lawsuits"). In order to materialize such agreements, the rules of this Section 5.5.1 shall be followed. 5.5.1.2 The necessary steps to obtain payment of the Retained Receivables or to pursue the IEAM Lawsuits shall at all times be led by SQM, and the Company shall cooperate fully with SQM and its advisors in such efforts, including making available to them all information related to the Retained Receivables or the IEAM Lawsuits, as the case may be, and shall execute all acts and enter into all contracts in its capacity as the holder of the Retained Receivables and taxpayer of the IEAM Lawsuits with respect to the IEAM Lawsuits, as may be reasonably and timely requested by SQM. 5.5.1.3 Moreover, if at any time during the term of the Joint Venture, the Internal Revenue Service or any other Governmental Authority with jurisdiction in this matter issues a money order or drawdown against the Company for the payment of the IEAM corresponding to Lithium Products or Other Lithium Products (an "IEAM Drawdown"), the Company shall (i) send a copy of the IEAM Drawdown to both Shareholders within three (3) Business Days of being notified of the IEAM Drawdown, and (ii) exercise any right, action or remedy available to it to oppose the IEAM Drawdown, and diligently conduct a defense to the last instance (whether administrative or judicial), without the possibility of compromising, settling, conciliating or otherwise terminating the proceeding 36 Execution Version without the prior written consent of SQM. In the event of an IEAM Drawdown, and without prejudice to the provisions set forth in paragraph (ii) above, SQM shall have the option, but not the obligation, to defend the Company itself in the claim procedure against the IEAM. For this purpose, it shall give notice to the Company within fifteen (15) days from receipt of the notice referred to in paragraph (i) above, and the Company shall cooperate fully with SQM and its advisors in the defense, including making available to them all information related to the relevant IEAM. In these cases, SQM may not settle, compromise or otherwise terminate the proceeding without the prior written consent of the Company, which may not be withheld without just cause. However, regardless of who assumes the Company's defense against an IEAM Drawdown, the legal expenses incurred for this purpose must be paid by the Company, but SQM must reimburse the Company for those legal expenses that are reasonable and duly evidenced in writing, in the proportion resulting from subtracting from one (1) an amount equivalent to two (2) times the Series A Ratio applicable to the fiscal year in which, in the opinion of the Governmental Authority, the IEAM referred to in the IEAM Drawdown would have been accrued 5.5.1.4 In the event that: (a) the Company or SQM, as applicable, are successful in their defense in the IEAM Lawsuits or against an IEAM Drawdown, and the respective Governmental Authority reimburses all or part of the amount paid by the Company for such concepts, including any readjustment or interest that is reimbursed on such amount; (b) the Internal Revenue Service does not issue new IEAM Drawdowns on amounts that have been provisioned by the Company to meet future IEAM collections for the respective fiscal year (the "IEAM Provisions") or those money orders issued are for amounts less than the respective IEAM Provisions (the situations described in paragraph (a) above and in paragraph (b) below, the "IEAM Refunds"); or (c) the Company receives any amount charged to Retained Receivables, the Company shall distribute to the Shareholders an extraordinary dividend, either as a dividend charged to reserves, to retained earnings from prior years or to the profits generated by the receipt of the funds, or as an interim dividend charged to income for the year, as the case may be, for an amount equivalent to the funds received by the Company. 5.5.1.5 In order to distribute the dividend referred to in Section 5.5.1.4 above, the chairman of the board of directors (or the vice-chairman, as the case may be) shall call an extraordinary meeting of the board of directors for a date not later than five (5) Business Days from the date on which the funds were received by the Company. At such meeting, the board of directors shall resolve (i) to call an extraordinary shareholders' meeting to decide on the distribution of dividends charged to reserves or retained earnings from previous years or to the profits arising from the receipt of the funds, or (ii) the distribution of an interim dividend charged to the profits of the year. At the meeting of the Board of Directors and at the shareholders' meeting called for this purpose, if applicable, the Parties shall vote, and cause the directors appointed by them to vote, in favor of the distribution of the dividend. 5.5.1.6 Dividends to be distributed pursuant to this Section 5.5.1 shall be distributed as follows: (i) in the case of funds received against Retained Receivables, all the received funds shall be distributed as a dividend to the Series D Share; and (ii) 37 Execution Version in the case of IEAM Refunds, (a) the Series D Share shall be distributed the amount corresponding to the IEAM SQM Ratio for the year to which the IEAM whose amount was refunded corresponds, applied on the amount refunded; and (b) the Series C Shares shall be distributed the balance of such amount. For the avoidance of doubt, these dividends will be in addition to those set forth in Sections 5.2 and 5.4, as applicable: 5.5.1.7 If the defense against an IEAM Drawdown is unsuccessful, instead, the Company must apply to the payment of the applicable IEAM any IEAM Provision that existed for the respective year that gave rise to the IEAM Drawdown. In the event that the amount to be paid is greater than the respective IEAM Provision, then (i) SQM must indemnify the Company for such greater value by reducing the dividends to which the Series B Shares are entitled thereafter by an amount equal to the product of (a) the difference by which the amount finally paid exceeds the respective IEAM Provision and (b) the IEAM SQM Ratio; and (ii) CODELCO must indemnify the Company for this greater value by reducing the dividends to which the Series A Shares are entitled thereafter by an amount equal to (a) the difference by which the amount finally paid exceeds the respective IEAM Provision, less the amount indemnified by SQM in accordance with (i) above. Any effect on the Company's consolidated income that is related to the difference by which the amount finally paid exceeds the respective IEAM Provision will be excluded for purposes of calculating Adjusted Profit so that such difference does not affect distributions for the year in which the IEAM Drawdown was paid but adjusts those distributions related to the year in which the IEAM Drawdown originated. 5.5.2 Dixin Company Price Dividends 5.5.2.1 If the Chinese Governmental Authorities reject or do not approve SQM's contribution of the shares issued by the Dixin Company to the Company in payment of the Series E Share, SQM will seek to sell the shares issued by the Dixin Company to a third party on the best terms and conditions it can obtain. In the event that the Company receives from SQM the Dixin Company Price (and not its shares), the Chairman of the Board of Directors (or the Vice Chairman, as the case may be) must call an extraordinary meeting of the Board of Directors for a date that may not be later than five (5) Business Days from the date of such payment. At such meeting, the board of directors shall resolve to call an extraordinary shareholders' meeting to decide on a distribution of dividends out of reserves or retained earnings from prior years, or the distribution of an interim dividend out of net income for the year equal to the Dixin Company Price. At the board of directors’ meeting and at the shareholders' meeting called for that purpose, if applicable, the Parties shall vote, and cause the directors appointed by them to vote, in favor of the distribution of the dividend. 5.5.2.2 Dividends to be distributed pursuant to this Section 5.5.2 shall be distributed as follows: (i) among the holders of Series A Shares and Series B Shares in proportion to the number of such shares held by each of them registered in his/her name with the Register of Shareholders of the Company on the date applicable in accordance with the by-laws of the Company, if the First Period Preference Termination Date has not yet occurred, (ii) among the holders of the common shares, in proportion to their ownership interest in such common shares as recorded in the Register of Shareholders of the Company on the relevant date in accordance with the Company's by-laws, otherwise. 5.5.3 Dividend adjustment for contribution from the Dixin Company In the event that the Company receives in payment for the Series E Share the shares of the Dixin Company, the dividends to be distributed (i) to the Series A

38 Execution Version and Series B pursuant to Section 5.2 above, had the First Period Preference Termination Date not occurred, or (ii) to the common stock pursuant to Section 5.4, if the First Preference Termination Date has occurred, shall be reduced by an amount equal to the sum of any and all taxes payable by SQM to any Governmental Authority for, or arising from, the contribution of the Dixin Company shares to the Company resulting from increases in value of the Dixin Company shares during the time it takes to obtain the approval of the Chinese Governmental Authorities for their contribution to the Company ("Dixin Company Contribution Tax"), amount to be paid by the Company to the Series E Share, together with any other dividend to be distributed by the Company pursuant to this Agreement or its by-laws, as an extraordinary dividend out of reserves or retained earnings of prior years, or as an interim dividend out of profits for the year in an amount equal to the Dixin Company Contribution Tax. 5.5.4 Adjustment of dividends for indemnifications under the Joint Venture Agreement In the event that, under the terms of the Joint Venture Agreement, any of the Shareholders (or their Related Parties) is required to indemnify the other for any of the damages suffered personally or as a shareholder of the Company, and such Shareholder opts for the mechanism indicated in the respective paragraphs (ii) (a) and (b) of Section 16.8 of the Joint Venture Agreement, the dividends to be distributed to the Shareholders shall be adjusted in the manner indicated in the Joint Venture Agreement. 5.5.5 For the avoidance of doubt, the dividends referred to in this Section 5.5 shall not be subject to the restrictions, limitations or requirements established for other dividends in other provisions of this Agreement, and in such respect, among other matters, it shall not be necessary for there to be an Excess Cash in order to make their payment. 5.6. Financial policy 5.6.1 During the First Period and until the First Period Preference Termination Date, the Company may only finance cash needs according to the following order of priority: (a) indebtedness with financial or capital market institutions, in both cases without the Shareholders' guarantee; or (b) in the event that the Company does not obtain financing from financial institutions or the capital markets without the Shareholders' guarantee, with loans that SQM or any of its Related Parties elect to grant to them on market terms (considering, for these purposes, that the Secondary Lending Rate is a market rate) (a "First Period SQM Loan"). In the event that the Company has Excess Cash during the First Period, the Company will pay those amounts owed to the Shareholders, which shall be made pro rata to the aggregate amount owed by the Company to each of them. 5.6.2 Upon the First Period Preference Termination Date, the Company's priority goal will be to pay (a) the First Period Dividend Balance Loans, (b) the Account Payable to SQM outstanding as of the First Period Preference Termination Date and (c) any First Period SQM Loan outstanding as of that date. If it is necessary to obtain new resources to finance new investments approved by the Board of Directors in accordance with the majorities established in this Agreement or other cash needs, the Company must follow the order of priority of financing indicated below: (i) indebtedness with third parties without the Shareholders' guarantee, 39 Execution Version provided always that the Company's indebtedness policy agreed in Section 5.1 is complied with; (ii) in the event that it is not possible to obtain financing from third parties without the Shareholders' guarantee, and only to the extent that the Company's indebtedness exceeds the Maximum Indebtedness, as applicable, up to seventy percent (70%) of the profits for the year will be withheld; (iii) voluntary loans from the Shareholders to the extent they are granted on market terms (it being understood, for these purposes, that the Secondary Lending Rate a market rate). Once the need, amount and conditions of the loans have been determined by the Board of Directors of the Company according to the majorities established in this Agreement, all the Shareholders shall be granted the possibility (but without having an obligation) to grant loans to the Company for a percentage equal to their shareholding in the Company, and the Company shall observe the same proportionality in any ordinary or extraordinary repayments made thereof. While the Shareholders' loans referred to in this paragraph (iii) are outstanding, the Company may not distribute dividends in excess of thirty percent (30%) of the profit for the year. Once the conditions of the loans have been determined by the Board of Directors of the Company, the granting of loans by the Shareholders on those conditions already approved and for up to their pro rata shareholding, shall not be subject to the procedure for approval of transactions with Related Parties indicated in Section 4.9; and (iv) capital increases through the issuance of new paid-in shares under the conditions agreed upon by the shareholders' meeting in accordance with the majorities established in this Shareholders’ Agreement and as set forth in Section 5.8. 5.7. Liquidation of the Company 5.7.1. In the event that the Company is dissolved, the following rules shall be followed for its liquidation: (a) Without prejudice to CORFO's rights under the CORFO-SQM Contracts and CORFO-Tarar Contracts, priority will be given to liquidating the Company's fixed assets in the Salar del Atacama and the El Carmen Plant in order to obtain the highest value for them. (b) Until the completion of the liquidation of the Company, the Parties shall use their Best Efforts to keep the Company operating in the ordinary course so as to obtain the maximum benefit from the sale of the Company's assets and inventories and shall continue to apply the provisions of this Agreement to the maximum extent possible. (c) The Company must pay all its creditors out of the proceeds from the liquidation of the Company's assets, and after settling its debts to third parties, it must use the remainder to make payments to the Shareholders in the following order: (i) the full payment of the First Period Dividend Balance Loan to CODELCO and the First Period Dividend Balance Loan to SQM, if any, in each case pro rata to their participations in such loans; (ii) the full payment of the Account Payable to SQM in effect at the time of liquidation; 40 Execution Version (iii) the payment in full of any First Period SQM Loan and any other amounts owed to CODELCO or SQM, pro rata to the aggregate amount owed by the Company to each of them for such items; (d) If there is a balance after the payments indicated in paragraph (c) above, the remainder will be distributed among the Shareholders as follows: (i) If the dissolution is in the First Period, Series A will be entitled to receive a percentage of said remainder equal to the average of the Series A Ratio that would have corresponded to it each year from the Effective Date of the Joint Venture and up to the year prior to the date of dissolution. On the other hand, Series B will be entitled to the remaining percentage to complete one hundred percent (100%) of the remaining amount. (ii) If the dissolution is in the Second Period, the Shareholders will be entitled to receive their pro rata share of the remainder, considering the number of subscribed and paid-up shareholders of each one. 5.8. Capital Increases 5.8.1 New shares or securities convertible into shares of the Company, or any other securities conferring future rights on these shares issued by the Company, shall be offered, at least once, preferentially to the Shareholders pro rata to the shares they hold. Unless there is a special rule or preference in the Company's bylaws and this Agreement, the bonus shares issued by the Company shall be distributed in the same proportion. 5.8.2 The approval of any capital increase of the Company or the issuance of new shares or securities convertible into shares of the Company, or of any other securities conferring future rights over these shares, must be agreed with the quorums indicated in Section 4.2.12 and Section 4.3.4, as applicable. 5.8.3 For the avoidance of doubt, no Party or shareholder shall be obliged to approve a capital increase of the Company. 5.8.4. No Shareholder shall be obliged to make capital contributions or subscribe new shares for payment, unless such contribution or subscription has been voluntarily committed by a specific act. Therefore, the approval of the annual budget by the board of directors, with the votes of the directors appointed by one of the Shareholders, shall not be understood as a commitment of such Shareholder to approve a capital increase or subscribe new shares, even if such budget considers that a portion thereof should be financed with capital contributions from the shareholders. 5.9. Annual budget, cash flow projection and business plan 5.9.1 The general manager will be liable for the management of the business under the guidance of an annual budget approved by the board of directors for the respective fiscal year, as indicated below. 5.9.2 No later than the last Business Day of October of each year, the general manager shall submit to the board of directors for consideration purposes its proposed annual budget for the next fiscal year, including: (i) operating budget; (ii) investment plan, including maintenance and capacity expansion plans over a three (3) year horizon; and (iii) financial budget (income statement, balance sheet, cash flow). The general manager shall make available to the board of 41 Execution Version directors all the information, background information and documentation that supports and justifies the proposed budget. The Parties declare that the investment plan included in the budget shall include as a target that the Carmen Plant reaches an installed capacity of two hundred and forty thousand (240,000) tons of LCE during the First Period and three hundred thousand (300,000) tons of LCE as of the fifth (5th) anniversary of the beginning of the Second Period, contemplating the execution of the necessary investments to achieve such target. 5.9.3 Once the budget has been reviewed by the Board of Directors, if one or more of the directors so request at the Board of Directors’ meeting at which it was submitted, a period (which may not be less than ten (10) days) shall be established for the directors to make comments and observations on the budget proposed by the general manager. 5.9.4 The general manager shall consider the comments and observations of the directors and submit at the next board of directors’ meeting a revised version of the budget and provide reasoned responses with respect to those comments and observations that were not addressed. Unless a majority of the Board of Directors requests the general manager to prepare a new version of the annual budget, the approval of the revised version of the annual budget shall be submitted to the Board of Directors for a vote. 5.9.5 With the frequency established by the Board of Directors, the general manager shall explain and report to the Board of Directors on the management of the business, including explanations for material deviations from the budget, and shall comply with the decisions of the Board of Directors. 5.9.6 In addition, the Company must have a "rolling" cash flow projection for the next twelve (12) months. For such purposes, no later than the last Business Day of the months of March, June, September and December of each year, the general manager shall submit to the Board of Directors an updated cash flow projection for the next twelve (12) months. 5.9.7 The Company shall have a business plan or equivalent strategic document that includes the vision, objectives and strategies of the Company. Likewise, the business plan must contain the same components of the annual budget indicated in Section 5.9.2, but considering medium- and long-term projections, in addition to an analysis of the relevant market for the Company (industry trends, competitors and potential clients) and the commercialization strategy. The business plan shall consider that the Carmen Plant will reach an installed capacity of two hundred and forty thousand (240,000) tons of LCE during the First Period and three hundred thousand (300,000) tons of LCE as of the fifth (5th) anniversary of the beginning of the Second Period. The business plan shall be submitted, updated and approved every two (2) years, together and with the same procedure of the annual budget of the corresponding year. 5.10. Accounting consolidation and accounting of the Company 5.10.1 The Parties agree that during the First Period SQM will consolidate the financial statements of the Company, while in the Second Period CODELCO will consolidate the results of the Company. 5.10.2 In addition, the Parties agree that the Company will maintain its accounting in Dollars. 5.10.3 Notwithstanding the rules contained in Annex 5.2, the modification of accounting or tax reporting methods, principles, practices or policies used by the Company and its Subsidiaries in a manner that may adversely impact the

42 Execution Version calculation of Adjusted Profit and indirectly affect the distribution of dividends pursuant to Sections 5.2 and 5.3, shall require the agreement of both Parties provided always that they do not result from a change in the accounting policies used by the Company and its Subsidiaries adopted by the Governmental Authority or Entity liable for the determination of such accounting policies. 5.11. Lithium Offtake Contract 5.11.1 As from the later of: (i) January 1, 2034; and (ii) the first anniversary of the Salar Futuro Estimated Start Date, any Shareholder holding more than thirty percent (30%) of the subscribed and paid shares of the Company may annually purchase from the Company up to a percentage of the Lithium Products sold by the Company equal to its shareholding interest in the Company at market price as set forth in and subject to the other terms and conditions contained in the "Lithium Offtake Agreement" to be entered into between the Company and the applicable Shareholder in accordance with the Term Sheet attached as Annex [5.11.1] to this Agreement. 5.11.2 The Lithium Products purchased by a Shareholder from the Company by virtue of this right may only be used by such Shareholder for its own consumption or for incorporation in its inputs or final products with lithium content, but in no case may they be used by the Shareholder to resell it in the form in which they were acquired or to produce and market products that compete with the Lithium Products that the Company offers to third parties on the date of the commencement of the respective offtake contract, except as provided in Annex [5.11.1]. 5.11.3 For these purposes, the portion that is committed for sale to "Specialized Producers" under the CORFO-SQM Contracts and CORFO-Tarar Contracts, as set forth in Annex [5.11.1], will be excluded from the calculation base of the Company's annual production. 5.11.4 Lithium offtake agreements entered into pursuant to this Section 5.11 may not be assigned, in whole or in part, except to a Permitted Assignee or together with the transfer of Shares representing more than thirty percent (30%) of the share capital of the Company to a third party, after compliance with all the requirements and formalities set forth in Chapter III for such transfer. If, during the effective term of a lithium offtake contract, the shareholding of the Shareholder holding the contract increases or decreases (but always maintaining more than thirty percent (30%) of the subscribed and paid shares of the Company), the percentage of the Lithium Products sold by the Company under such contract shall reflect its new shareholding. 5.11.5 As from January 1, 2031, any Shareholder entitled to enter into a lithium offtake contract may request the Company to initiate the negotiation of such agreement, in which case, the Company and such Shareholder shall negotiate its terms and conditions for a period of six (6) months from the date of the request to enter into the agreement. In the event that the Company and the Shareholder do not agree on any of the aspects of the lithium offtake contract that are not regulated in the Term Sheet attached as Annex [5.11.1] to this Agreement, upon expiration of the six (6) month period referred to above, either of them may record the lack of agreement by means of a written notice sent to the other party, in which it shall identify in detail the matters on which there is no agreement ("Offtake Deadlock") and state its position and proposal with respect to each one of them ("Notice of Offtake Deadlock"). The Notice of Offtake Deadlock shall include a list of at least three (3) Persons who are experts in economic or commercial matters of recognized reputation, 43 Execution Version independent of the parties involved, and who could mediate or resolve the Offtake Deadlock. Said list shall be ordered according to the preference of the person sending the Notice of Offtake Deadlock, with the first expert being the most preferred and the third one the least preferred. Within ten (10) days after receipt of the Notice of Offtake Deadlock, the other party shall either select in writing one of the independent experts identified therein, in which case he shall be deemed to be the "Independent Expert" for purposes of this section or propose in writing three (3) other experts who meet the qualifications set forth in the preceding paragraph, independent of that party. If such party does not choose or propose experts in the terms indicated herein, it shall be understood that the person appearing at the top of the list included in the Notice of Offtake Deadlock shall be the "Independent Expert" chosen, and if such person is unable or unwilling to assume the assignment, the next in the order of priority indicated in the Notice of Offtake Deadlock shall hold such position If that party proposed experts on the terms indicated herein, the party that sent the Notice of Offtake Deadlock may choose one of the independent experts proposed by the other party who shall be the Independent Expert. If no agreement is reached on the person of the Independent Expert within twenty (20) days after receipt of the Deadlock Notice, the appointment of the Independent Expert shall be made by the Arbitral Tribunal appointed pursuant to Section Thirteen from among the experts included in the Parties' lists. In this case, the Arbitral Tribunal shall be constituted for the sole purpose of appointing the Independent Expert and all-time limits agreed in Section 13.2 shall be reduced by half. Once the Independent Expert has been notified of the need for his intervention and the commercial terms of his intervention have been agreed upon (which shall in any case include a waiver of liability for the benefit of the Independent Expert, except in the case of willful misconduct or gross negligence attributable to the Independent Expert) and the Independent Expert has accepted the position, the Independent Expert shall have (2) months to propose bases of agreement to the parties to resolve the Offtake Deadlock or, in the event that such bases are not accepted, it shall have an additional period of two (2) months to issue a final and binding decision for the parties involved with respect to the Offtake Deadlock in which it shall necessarily adopt the proposal of one of the parties with respect to each matter in disagreement, because the decision of the Independent Expert will be understood to have been taken as a legitimate business decision and not as the resolution of a dispute subject to arbitration, in accordance with the procedure agreed by the parties. The Company and the Shareholder, by mutual agreement, may agree on the extension of these deadlines taking into consideration the urgency with which the issue must be resolved and the subject matter thereof. The decision of the Independent Expert may not be challenged before the Arbitral Tribunal or the ordinary courts. The Independent Expert shall resolve the Offtake Deadlock maintaining what the parties have already agreed and what is regulated in the Term Sheet attached as Annex [5.11.1] to this Agreement, limiting himself to define only the points where they have expressed differences on how to update the commercial terms and conditions to those prevailing in the market at the time of the intervention of the Independent Expert. The fees for the services rendered by the Independent Expert shall be paid by the Company and the Shareholder involved, in halves, and shall provide for a single payment, for a fixed amount and in any event for the resolution of the Offtake Deadlock. The parties involved shall subscribe the lithium offtake contract agreed between 44 Execution Version them or according to the final and definitive decision of the Independent Expert as provided in the preceding paragraphs, within 30 days from the date on which the Shareholder has requested the Company in writing to execute it. In the event that either party fails to subscribe the contract within that period, the defaulting party shall be entitled to demand a late payment penalty equivalent to [***] Dollars (USD [***]) for each day of delay, plus any damages that it may prove. 5.12. Marketing of Shareholders' products The potential commercialization by the Company or its Subsidiaries of products extracted, produced or commercialized by the Shareholders as a consequence of the development of their mining, productive, industrial and commercial activities pursuant to Section 4.12, shall be subject to the regulations set forth in Section 4.9 on Related Party transactions. The Parties shall ensure that such commercialization does not interfere with the administration and compliance with the CORFO-SQM Contract and CORFO-Tarar Contract CHAPTER II RESTRICTIONS ON THE TRANSFER AND LIENS ON SHARES SECTION SIX: GENERAL PRINCIPLE AND LOCKOUT PERIOD 6.1. General Principle. 6.1.1 The Shareholders agree that, as of this date, they may not dispose, directly or indirectly, voluntarily or forcibly, all or part of their Shares or the credits they have against the Company ("Account Receivables"), nor may they levy or suffer Liens or perform any act or enter into any contract on all or part of them, except in accordance with the terms set forth in this Agreement. 6.1.2 The Shareholders may not dispose of any part of their Account Receivables independently of their Shares, nor allow another Person to become a creditor of the Company by reason of such Account Receivables without being a shareholder of the Company. Consequently, Shareholders may only transfer Account Receivables to a Person who simultaneously acquires Shares. In addition, in the event of transfer of all or part of its Shares, the Shareholder must transfer the same proportion of the Account Receivables it owns. 6.1.3 No Shareholder may levy or suffer a Lien on its Shares or Account Receivables without first obtaining the prior written consent of the other Shareholder, which may be given or withheld at its sole discretion. 6.1.4 In the event of a direct or indirect disposal of all of the Shares owned by SQM or CODELCO pursuant to the provisions set forth in the Shareholders’ Agreement, SQM S.A. or CODELCO Chile, as applicable, will cease to be a party to the Shareholders’ Agreement. 6.2. Lockout Period 6.2.1 From and after this date until the later of (i) January 1, 2034; and (ii) the first anniversary of the Salar Futuro Estimated Start Date (the "Lockout Period"), none of the Stockholders may dispose, directly or indirectly, voluntarily or forcibly, of all or any portion of their Shares or Account Receivables in the Corporation, except (i) to the extent it is a permitted transfer pursuant to Section 7.3 below, (ii) in the case of the exercise of the Default Put Option or 45 Execution Version the Default Call Option governed by Section 12.2 hereof or (iii) with the prior written approval given by the other Shareholder in its sole discretion. Even after the Lockout Period, CODELCO may not dispose of its Series C Shares separately from the disposition of all the Series A Shares or the common shares into which they are exchanged, and SQM may not dispose of its Series D Share and Series E Share separately from the disposition of all the Series B Shares or the common shares into which they are exchanged, in each case, without the prior written approval of the other Shareholder in its sole discretion. 6.2.2 Once the Lockout Period has elapsed, any disposal shall comply with the provisions set forth in Section Seven below. SECTION SEVEN: TRANSFER OF SHARES. 7.1. Right of First Offer 7.1.1 If, after the expiration of the Lockout Period, any of the Shareholders wishes, directly or indirectly, to transfer, sell, assign or otherwise dispose of all or any portion (pursuant to Section 7.7.2) of its Shares and Account Receivables (the "Selling Shareholder"), prior to disposing of such Shares, shall (i) give written notice of its intention to the other Shareholder (the "Non-Selling Shareholder"), and, thereafter, (ii) offer for sale, first and preferably, to the Non-Selling Shareholder the Shares and Account Receivables owned by the Selling Shareholder that it wishes to dispose of (the "Offered Shares"). 7.1.2 The communication referred to in paragraph (i) of Section 7.1.1 (the "Communication of Intention to Sell") (x) shall have the sole purpose of allowing the Non-Selling Shareholder to carry out the analyses and process, and eventually obtain, the required internal approvals, (y) shall be made at least sixty (60) calendar days prior to the date on which the Offer to Sell referred to in paragraph 7 is made. and (z) the Selling Shareholder must indicate in it the maximum number of Shares and Account Receivables it wishes to sell. 7.1.3 The offer to sell referred to in paragraph (ii) of Section 7.1.1 (the "Offer to Sell") shall: (i) contain an irrevocable offer to sell the Shares and Property Account Receivables that the Selling Shareholder wishes to dispose of (the "Offered Shares"); (ii) expressly indicate the intention of the Selling Shareholder to transfer the Offered Shares pursuant to the Offer to Sell; and, (ii) specify (a) the number of Offered Shares (and in the case of Account Receivables, the amounts), and (b) the sale price of the Offered Shares (separately for Shares and Account Receivables), expressed in US Dollars, the form of payment thereof (which in the absence of any stipulation to the contrary shall be payable in cash) and any other terms (including guaranties) and conditions applicable to the Offer to Sell, so as to be susceptible of outright acceptance. If the Selling Shareholder has received an offer to purchase its Shares from a third party that it is willing to accept, it must attach the background of such offer to its Offer to Sell. 7.1.4 The Non-Selling Shareholder shall have the irrevocable and exclusive right, but not the obligation, to purchase all and not less than all of the Offered Shares

46 Execution Version (the "Right of First Offer"), in accordance with the following rules: (i) (i) The Right of First Offer shall be exercised by giving written notice of its pure and simple acceptance of the Offer to Sell to the Selling Shareholder (the "Acceptance of the Offer ") within forty-five (45) days from receipt of the Offer to Sell (the "Option Period"). (ii) It shall be understood that the Non-Selling Shareholder has not accepted to purchase the Offered Shares when it expressly declines such offer within the Option Period, when the acceptance is not pure and simple or is received after the lapsing of the Option Period, or in the event that, after the Option Period has elapsed, it has not notified in writing the Acceptance of the Offer, not assuming in such cases any obligation in favor of the Selling Shareholder. (iii) In the event that the Non-Selling Shareholder accepts to purchase all of the Offered Shares within the Option Period, the Selling Shareholder and the Non-Selling Shareholder shall consummate the purchase and sale transaction of the Offered Shares at the price, terms and conditions set forth in the Offer to Sell. Subject to the provisions set forth in paragraph (v), the purchase and sale of the Offered and Accepted Shares shall be executed and consummated within one hundred and twenty (120) days from the Acceptance of the Offer, on the date, time and place indicated by the Selling Shareholder. (iv) In the event that, on the date on which the sale and purchase must be consummated as set forth in paragraph (iii) above: (y) the Non-Selling Shareholder does not appear at the subscription of the sale and purchase, and/or does not pay the part of the price payable in cash or does not provide the agreed guarantees, the Selling Shareholder shall be entitled to the payment of a fine amounting to ten percent (10%) of the purchase price of the total Offered Shares specified in the Offer to Sell, or (z) the Selling Shareholder does not appear at the subscription of the purchase and sale of the Offered Shares, does not transfer the Offered Shares upon the execution thereof, or the Offered Shares are not free of Liens other than those established in this Agreement, the Non-Selling Shareholder shall be entitled to the payment of a fine amounting to an amount equivalent to ten percent (10%) of the purchase price of the total Offered Shares specified in the Offer to Sell. The fines set forth in this paragraph (iv) are without prejudice to the right of the non-defaulting Party to claim damages in accordance with the Shareholders’ Agreement and the general rules, as well as its right to request the specific performance of the obligation. (v) It is expressly placed on record that in the event that the sale of the Offered Shares is subject to a prior notification and/or authorization of any competent Governmental Authority, such sale and purchase transaction shall be executed within a maximum term of ten (10) Business Days from the date on which the last competent Governmental Authority authorizes the transaction in accordance with the applicable laws. In such case, if the Offer to Sell does not contemplate a price adjustment clause to reflect the period elapsed between the Acceptance of the Offer and the closing date, the price set in the Offer to Sell shall be updated by applying as an update factor: (1) an increase equal to applying an annual rate equal to the current interest rate for transactions in foreign currency (Dollars) for the same term, between (y) the date that is thirty (30) days after the date of the Acceptance of the Offer and (z) the date on which the respective sale and purchase is actually executed and (2) a decrease equal to any dividend that the Selling Shareholder of the Company had received (or was entitled 47 Execution Version to receive) between the date of the notice of the Offer to Sell and the fifth Business Day after the payment of the purchase price of the Offered Shares. (vi) The Selling Shareholder shall be free to sell the Offered Shares to a third party under the terms set forth in paragraph (vii) below, in the following cases: (x) if the Non-Selling Shareholder does not accept the Offer to Sell; (y) if the Non-Selling Shareholder having exercised the Right of First Offer, the purchase and sale of the Offered Shares has not been executed on the date agreed upon in accordance with this Agreement, unless it has not been executed due to an event attributable to the Selling Shareholder; or (z) if the Non-Selling Shareholder has exercised the Right of First Offer, the transfer of the Offered Shares has not been consummated because the necessary governmental authorizations have not been obtained within one hundred and eighty (180) days following the Acceptance of the Offer. (vii) In any case, the transfer to the third party of the Offered Shares by the Selling Shareholder must comply, without prejudice to the Tag Along Right contemplated in this Shareholders’ Agreement, with each and every one of the following conditions: (a) that the conditions of the transfer to the third party are not more favorable for the third party than those initially indicated in the Offer to Sell. The Non-Selling Shareholder may require from the Selling Shareholder the necessary information and evidence to verify compliance with this condition. Representations, warranties and indemnities granted by the Selling Shareholder in terms similar to those customary for this type of transactions will not be considered more favorable conditions; (b) that the transfer refers to the total Offered Shares; and (c) that the sale to the third party is executed and consummated within the twelve (12) months following the Offer to Sell; provided, however, that in the event that the transfer of the Shares to the third party is subject to notification and/or authorization by the competent Governmental Authority, once the sale and purchase is consummated within the aforementioned twelve (12) month period, the period for making the transfer to third parties shall be extended to thirty (30) calendar days following the date on which the favorable resolution of all the competent governmental authorities has been obtained. (viii) In all the cases in which a Shareholder wishes to dispose of its Shares and Account Receivables, the Non-Selling Shareholder and the Company shall cooperate with the Selling Shareholder, including, among others, allowing it to disclose Confidential Information of the Company, under confidentiality agreements with potential interested parties the terms and conditions of which are (y) standard for this type of transactions, or (z) acceptable to the Non-Selling Shareholder and the Company, and meeting with interested third parties. The Selling Shareholder may start the preparation of the necessary material for an potential sale process as from the moment in which the Communication of Intention to Sell is given, but it may only deliver Confidential Information of the Company to third parties once the Option Period has expired without the Acceptance of the Offer having taken place. For these purposes, the Company shall provide the Selling Shareholder with all the cooperation reasonably requested by the latter for the disposal of all or part of its Shares and Account Receivables in the Company, to one or several potential purchasers and/or investors, cooperation that shall include, among others, the obligation to: (i) assist in the preparation and review of teasers, confidential information memoranda, offering memoranda and other documents containing public and confidential information about the Company, its business, results and projections that investment banks, purchasers and/or investors and their 48 Execution Version advisors customarily review in transactions of that type; (ii) prepare a virtual data room that includes all financial, accounting, legal, tax, labor, operational, technical, and environmental information of the Company, as well as all other information that is reasonably required by prospective purchasers and/or investors and their respective advisors in a due diligence process (the "Sales Information"), (iii) answer questions from and hold meetings with potential interested parties and/or investors in which the Sales Information is exposed, clarified and discussed with investment banks, potential purchasers and/or investors and their respective advisors , and (iv) perform all acts and/or enter into all contracts that are necessary or conducive thereto, including the execution of contracts in which the Company grants representations and warranties with respect to the Sales Information in terms and within limits customary for this type of transactions, and the granting of opinions of auditors and attorneys of the Company. The Non-Selling Shareholder shall (y) vote in favor of its shares in the Company and cause the directors of the Company elected by it to vote in favor of all decisions as may be necessary or advisable, and (z) cause the management of the Company to perform all acts and enter into all contracts as may be necessary or advisable, in order that any request of the Selling Shareholder pursuant hereto may be complied with. The mere delivery of Sales Information and cooperation by the Company and the Non-Selling Shareholder pursuant to the provisions set forth in this Section 7.1.4 does not constitute the giving of representations and warranties by the Company or the Non-Selling Shareholder, nor any liability on the part of such Entities. The costs associated with the delivery of the Sales Information and cooperation shall be borne by the Selling Shareholder, subject to the provisions set forth in Section 7.2.8. (ix) If as of the date of the Offer to Sell there is more than one Non-Selling Shareholder, the procedure described above shall be adjusted mutatis mutandis with the following modifications: a. Each Non-Selling Shareholder shall be entitled to acquire the Offered Shares pro rata to its equity interest in the Company (percentage represented by the Non-Selling Shareholder's Shares) of the total outstanding Shares of the Company excluding the Selling Shareholder's Shares); b. In its Acceptance of the Offer, each Non-Selling Shareholder may also express its interest in increasing the number of Shares and Account Receivables to be acquired (the "Accretion Right") by adding all or part of the Offered Shares that are not acquired by the other Non-Selling Shareholder(s) (the "Additional Shares"); c. The condition set forth in paragraph (iii) above shall be deemed to be met if the Selling Shareholder receives valid acceptances, including the Additional Shares that one or more Non-Selling Shareholders are interested in acquiring in exercise of their Right to Accretion, for a number of Shares and Account Receivables at least equal to the total Offered Shares; and d. If one or more Non-Selling Shareholders do not accept the Offer to Sell (or do so for less than their pro rata equity interests) and two or more Non-Selling Shareholders exercise their Accretion Right, the latter will have the right to acquire the remaining Offered Shares not acquired by the former, on a pro rata basis. 49 Execution Version 7.1.5 The Non-Selling Shareholder may finance the purchase of all or part of the Offered Shares through third party financing. For these purposes, once the Put Option is accepted by the Non-Selling Shareholder, the Selling Shareholder and the Company will cooperate to facilitate the Non-Selling Shareholder obtaining such financing, including providing information to potential financing providers on terms similar to those set forth in Section 7.1.4. Additionally, in the event that (i) the Offered Shares correspond to all of the Selling Shareholder's Shares, and (ii) there is only one Non-Selling Shareholder, the Non-Selling Shareholder may transfer all or part of the Offered Shares to a third party after acquisition, without restriction or right in favor of the Selling Shareholder. 7.2. Tag Along Right 7.2.1 In the case provided for in paragraph (vii) of Section 7.1, the Non-Selling Shareholder shall have the irrevocable and exclusive right, but not the obligation, to join in the sale to the Selling Shareholder (the "Tag Along Right"). 7.2.2 In order to exercise its Tag Along Right, the Non-Selling Shareholder, together with the communication whereby it informs that it will not exercise its Right of First Offer, or in the absence of such communication, within fifteen (15) Business Days from the expiration of the Option Period, must express in writing to the Selling Shareholder its intention to sell its Shares and Account Receivables together with the Selling Shareholder (the "Aggregate Shares"). If it does not do so, it will be understood that it has chosen not to exercise this right. 7.2.3 If the Non-Selling Shareholders exercises the Tag Along Right, the Aggregate Shares will be sold simultaneously with the Selling Stockholder's Shares and Account Receivables, at the same price and on the same terms and conditions that the Selling Shareholder's Shares and Account Receivables. It shall be a condition for the Non-Selling Shareholder to exercise the Tag Along Right that its Shares are fully paid-in, and that such Shares and its Account Receivables are free of any kind of Lien. The Selling Shareholder shall deliver the draft purchase and sale agreement to be executed by the Non-Selling Shareholder for review and comment, which shall be on equivalent terms to, but in a separate document from, the third party's purchase and sale with the Selling Shareholder (and in no event shall include a joint and several liability between sellers to the purchaser). The Selling Shareholder shall, acting reasonably, take into consideration the comments and revisions suggested by the Non-Selling Shareholder. 7.2.4 If the third party or third parties wish to purchase a number of Shares and Account Receivables less than the total number of Shares and Account Receivables offered for sale, adding the Selling Shareholder's Shares and Account Receivables and the Aggregate Shares, the sale will be made in such a way that the Selling Shareholder and the Non-Selling Shareholder sell pro rata. For such purposes, such pro rata shall be calculated for each Shareholder considering as denominator the sum of the Shares offered for sale by the Selling Shareholder and the Non-Selling Shareholder(s) who have exercised the Tag Along Right, and as numerator the Shares offered by the respective Shareholder. In such a case, the Shareholders shall amend the Agreement prior to the transfer to the third party, so that the Agreement grants to the Shareholders similar rights, or as equivalent as the new shareholder composition of the Company allows, to those granted by the Agreement as of that date (especially with respect to the election of directors and quorums for the approval of Reserved Matters). 7.2.5 If the Non-Selling Shareholder has exercised its Tag Along Right, the Selling Shareholder shall give notice to the Non-Selling Shareholder the date set for the

50 Execution Version execution of the respective purchase and sale agreement not less than five (5) Business Days prior to the date proposed for its execution. 7.2.6 The fact that the Non-Selling Shareholder has exercised its Tag Along Right shall not prevent the Selling Shareholder or the Non-Selling Shareholder from unilaterally withdrawing its intention to sell its Shares and Account Receivables, without stating a reason and without further liability, provided always that the respective Shareholder informs the other Shareholder thereof, prior to the date set forth in paragraph 7.2.5. 7.2.7 If for any reason, not resulting from an act of God or a force majeure event, the Non-Selling Shareholder does not appear at the sale of its Shares and Account Receivables, the Selling Shareholder shall be free to agree to the sale of the Offered Shares separately from the Shares and Account Receivables of the defaulting Non-Selling Shareholder, within twelve (12) months following the Selling Shareholder's Offer to Sell to the Non-Selling Shareholder. 7.2.8 The Selling Shareholder and the Non-Selling Shareholder who has sold shares in exercise of his Tag Along Right shall bear, in proportion to the price each receives, the reasonable expenses incurred in connection with the sales of Shares and Account Receivables made pursuant to the provisions set forth in this section. 7.2.9 For the avoidance of doubt, if there is more than one Non-Selling Shareholder, the exercise by one of them of the Right of First Offer does not trigger with respect to the other Non-Selling Shareholders who do not exercise it, a Tag Along Right of the Selling Shareholder with respect to the purchase of the Non- Selling Shareholder who has exercised the Right of First Offer. 7.3. Permitted Transfers 7.3.1 Notwithstanding the provisions set forth herein, any of the Shareholders may freely transfer its Shares (i) to a Permitted Assignee that complies with the provisions of Section 7.6; or (ii) in the case of an indirect transfer, to the extent it is not a Change of Control, in which case such transfers regulated in paragraphs (i) and (ii) above shall not be subject to the provisions contained in this Chapter III. 7.3.2 Notwithstanding the foregoing, the Shareholders agree that CODELCO or SQM may not transfer their Shares and Account Receivables under the terms of this Section 7.3 if as a consequence of such transfer (a) the legal regime applicable to the Company, its Subsidiaries, its Shareholders, directors or officers changes to one that is more burdensome for them; or (b) there is an increase in the taxes to which the Company, its Subsidiaries or the other Shareholder may be subject, unless: (i) such increase in the tax burden is fully borne by the third party acquirer of the Shares, the latter being obligated to hold the Company and the other Shareholder harmless; and (ii) CODELCO or SQM, as the case may be, is jointly and severally liable for compliance with such obligation. 7.4. Indirect transfers 7.4.1 The provisions contained in this Section Seven shall apply to any disposition of shares or corporate rights in any Entity that is, directly or indirectly, the holder of Shares or any other act or transaction by virtue of which CODELCO or SQM, as the case may be, ceases to have Control of the respective Shareholder (hereinafter a "Change of Control" and the "Affected Shareholder", respectively). A Change of Control shall not be deemed to exist when the Affected Shareholder is a sociedad anónima abierta (publicly traded company) 51 Execution Version listed on a stock exchange, and with respect to which the Control that CODELCO or SQM ceases to have is not acquired by a third party. 7.4.2 Prior to any Change of Control, the Affected Shareholder shall make an Offer to Sell to the other shareholder for the total number of Shares owned by the Affected Shareholder, applying the rules of Section 7.1, mutatis mutandis. 7.4.3 In any event, nothing in this Section 7.4 restricts or prohibits the Parties (or their respective Subsidiaries and Controllers) from engaging in corporate reorganizations (including mergers, splits and transformations) or incorporating new partners or shareholders in the ownership of the Intermediate Entities between the Parties and the direct shareholders of the Company, if such reorganizations or incorporation of partners or shareholders does not result in a Change of Control. 7.4.4 As long as SQM S.A. remains a sociedad anónima abierta (publicly traded company) no change in the ownership of SQM S.A. shall be considered an indirect transfer or Change of Control. In the event that SQM S.A. ceases to be a sociedad anónima abierta (publicly traded company), references to SQM in this Section 7.4.4 shall mean SQM's controlling a sociedad anónima abierta (publicly traded company) or SQM's ultimate controller if there is no controlling a sociedad anónima abierta (publicly traded company) between the Company's direct shareholder and SQM's ultimate controller. 7.5. Non-enforceability of transfers Transfers of Shares that do not comply with the provisions contained in this Chapter III may not be recorded in the Register of Shareholders of the Company and shall be unenforceable against the other Shareholder and the Company. 7.6. Adhesion to the Shareholders’ Agreement In the event that any of the Shareholders transfers all or part of its Shares pursuant to the provisions set forth in ter III, such third-party acquirer of the Shares shall have the right and shall also be bound in such same act to unilaterally adhere to this Shareholders’ Agreement, pure and simple, and under the same terms and conditions as the Shareholders. The adhesion to the Shareholders’ Agreement shall be granted jointly and upon the execution of the purchase and sale agreement, in accordance with the form attached hereto as Annex [7.6] to this Shareholders’ Agreement. In the event that the third party does not adhere to the Shareholders’ Agreement in the terms stated above, such transfer of Shares may not be registered with the Company's Shareholders' Registry and shall not be enforceable against the Company and the other Shareholders. 7.7. Partial sales of shares 7.7.1 If during the Lockout Period, any of the Parties wishes to make a partial sale of its Shares and this is expressly authorized by the other Party, prior to the transfer of shares to the third party and as a condition precedent thereto, CODELCO, SQM and the third party must agree on the amendments to the Agreement (and, consequently, also agree on the amendment of the bylaws corresponding to such effect), in order to adjust those special quorums stated herein to that special quorum that corresponds to the percentage of joint participation of SQM and CODELCO in the Company after the transfer of the shares, as well as the other provisions of the Shareholders’ Agreement and the bylaws to reflect the new shareholding situation. Without the consent expressed in writing to the amendment of the Shareholders’ Agreement and bylaws granted by all the Shareholders (or to a new agreement entered into by the Shareholders and the third party), no third party that has acquired Shares 52 Execution Version pursuant to this Section 7.7 may become a shareholder of the Company. 7.7.2 After the Lockout Period, any partial sale of the Shares owned by the Parties must be for a number of shares representing at least seven point forty-five percent (7.45%) of the total subscribed and paid-up shares of the Company or for all of the Shares owned by one of the Parties, if these represent less than seven point forty-five percent (7.45%) of the total subscribed and paid-up shares of the Company, or for all of the Shares owned by one of the Parties, if they represent less than seven point forty-five percent (7.45%) of the total subscribed and paid- up shares of the Company. It shall not be necessary or a condition for the partial transfer of Shares to amend the Shareholders’ Agreement or the bylaws, it being sufficient the adherence to the Shareholders’ Agreement by the acquirer in accordance with Section 7.6 CHAPTER IV CONFIDENTIALITY, VALIDITY, ENFORCEMENT, PENALTIES FOR NON- COMPLIANCE AND ARBITRATION SECTION EIGHT: CONFIDENTIALITY. 8.1 The Shareholders undertake to keep secret and to maintain the strictest reserve and confidentiality of all information or background information acquired or disclosed to them in their capacity as Shareholders or in connection with the execution of this Agreement (the "Confidential Information"), and shall not disclose such Confidential Information to third parties, nor shall they use it for any purpose other than the exercise of their rights as Shareholders of the Company or to the detriment of the other Shareholder or the Company. This obligation shall not apply with respect to third parties interested in acquiring Shares and their advisors, to the extent that they subscribe a confidentiality agreement obliging themselves to maintain strict confidentiality with respect to the information provided to them on their eventual offer and to the extent that the requirements of Clause Seven above are complied with. 8.2 In compliance with the commitment assumed by this Agreement and without the following list being restrictive, the Shareholders are especially bound: (i) not to divulge, publish, disclose, make comments or, in general, transfer in any way, in whole or in part, on their own account or through third parties, data or information relating to the matters on which they are bound to secrecy and confidentiality; and (ii) not to use the Confidential Information for any purpose other than those already indicated. 8.3 On the other hand, information that shall not be considered as Confidential Information: (i) is or becomes public knowledge without a breach by the receiving party; (ii) is developed independently and without use of or reference to Confidential Information; o (iii) must be disclosed by the receiving party in compliance with a legal obligation or an order issued by a Governmental Authority or stock exchange. 8.4 If a Shareholder or its representatives are required by a Governmental Authority or stock exchange to disclose all or part of the Information, the Shareholder or 53 Execution Version its representatives will be required to disclose all or part of the Confidential Information, the respective Shareholder shall, to the extent not legally prohibited, in advance, immediately and in writing communicate such circumstance to the other Shareholder, so that the latter may take the measures and actions it deems appropriate to protect its interests or those of the Company and shall disclose only that part of the information that is strictly necessary. 8.5 The liability of the Shareholders in connection with the obligations undertaken herein shall include liability for their own acts and for the acts of their directors, managers, officers, administrators, employees, agents, representatives, agents, consultants, advisors, Related Parties and their representatives. 8.6 The commitments hereby assumed shall remain in force until two (2) years have elapsed from the end of the effective term of this Agreement or from the date on which the respective Shareholder ceases to be a party to it, as the case may be. 8.7 Upon the termination of this Agreement, each Shareholder, as the case may be, shall (i) immediately and promptly return to the other Shareholder the Confidential Information of such Shareholder in its possession, and shall refrain from retaining copies thereof; and (ii) destroy or delete all Confidential Information of such Shareholder that for any reason has not been returned, and such destruction is to be confirmed in writing to the other Shareholder. The foregoing, except to the extent that the retention of Confidential Information is required by law or the internal document retention policies of each of the Parties, or such information that is incorporated in the electronic systems of a Party or minutes of committee’s meetings or board of directors’ meetings and that cannot be destroyed, with respect to which, however, the confidentiality obligations set forth herein shall remain in force. SECTION NINE: EFFECTIVE TERM. 9.1 This Agreement shall be effective as of this date and shall be of indefinite duration. Notwithstanding the foregoing, it shall terminate upon the occurrence of any of the following events: (i) written agreement of the Shareholders; (ii) the dissolution and liquidation of the Company; (iii) by pooling all of the Shares held by a Shareholder by virtue of a transfer of Shares as set forth in Chapter III above; (iv) the Shareholder who disposes of his Shares and Account Receivables in compliance with the provisions set forth in this Agreement, upon consummation of the disposal. 9.2 The termination of this Shareholders’ Agreement shall not prevent the subsequent effectiveness, as applicable, of the provisions set forth in Section Eight (Confidentiality), Section Eleven (Compliance), Section Twelve (Default) and Section Thirteen (Arbitration), nor the rights of a Shareholder arising prior to, or as a result of, the termination of this Agreement. SECTION TEN: PRECEDENCE IN CASE OF A CONFLICT. 10.1 The provisions contained in this Agreement are binding upon the Shareholders. In the event of a conflict between this Agreement and the Company's bylaws, the provisions set forth in this Agreement shall prevail and the Parties undertake

54 Execution Version to cause the bylaws to be amended to avoid such conflict. 10.2 This Shareholders’ Agreement shall be complied with in good faith by the Parties, and therefore it is binding not only for what is expressly stated herein, but also for all that is required for the correct fulfillment of the provisions set forth herein. The provisions set forth herein shall be construed in such a way as to be effective for the purposes intended by the Parties. SECTION ELEVEN: COMPLIANCE. 11.1 Each Party represents and warrants that it, as well as its owners, Controllers, directors, main executive officers, representatives, and any other Person holding an office, function, or equivalent position in the Party, or third party related to the Party in terms of Article 3 of Law No. 20.393 (collectively, for each Party, the "Linked Parties"), are aware of, have complied, will continue to comply, and will act in accordance with the Anti-Corruption Regulations. 11.2 Each Party represents and warrants that neither it, nor its Linked Parties, has committed any of the offenses set forth in the Anti-Corruption Regulations that injure or may injure the interests, reputation, property, and/or assets of the other Party or the Company, or that may result in administrative, criminal, civil or other sanctions for the other Party or the Company. 11.3 Each Party represents and warrants that the resources, funds, monies, assets and/or goods that are part of its equity, as well as all resources used and/or related to the Shareholders’ Agreement, are of lawful origin and are not related to the crime of money laundering, financing of terrorism and/or any other crime related to the Anti-Corruption Regulations. 11.4 Each Party represents and warrants not to be, nor to have under subordination, directly or indirectly, a Public Official, beyond what has been declared in writing to the other Parties. 11.5 Each Party represents and warrants that neither it, nor its Linked Parties, has made or will make, either directly or indirectly, Prohibited Payments or engage or will engage in Prohibited Transactions. Each Party assures and confirms that its Linked Parties are bound by internal compliance rules the purpose of which is to prevent, avoid and sanction Prohibited Payments and Prohibited Transactions, as well as to comply with national Anti-Corruption Regulations. 11.6 Each Party shall: (i) shall take all necessary and effective measures to ensure that, the Persons through whom it exercises its rights in the Company comply at all times with the Anti-Corruption Regulations; and (ii) shall give notice to the other Party, as soon as it becomes aware, of the occurrence of a Prohibited Transaction, a Prohibited Payment by such Party, any other violation of the Anti- Corruption Regulations or violation of its compliance program by it or any of its Linked Parties; and (iii) cooperate in good faith with the other Party, in order to determine whether a Prohibited Transaction, a Prohibited Payment, a violation of the Anti-Corruption Regulations, or a violation of its compliance program has occurred. 11.7 The Parties agree that the Company shall approve and comply with a compliance program that satisfies the requirements of the Parties' compliance programs. 11.8 Any and all representations contained in this Section shall survive the execution and performance of this Agreement, together with the consummation of the transactions herein contemplated. 11.9 The inaccuracy or falsehood in the declarations contained herein or the breach 55 Execution Version of the obligations assumed by the Parties for themselves and their Linked Parties, shall not be considered as a serious breach for the purposes of Section Twelve. Notwithstanding the foregoing, the conviction of a Party (excluding its Linked Parties), ordered by a final and executory judgment issued by the competent Governmental Authority, for violation of the Anti-Corruption Regulations, shall produce the following effects: (i) shall give the other Party the right to demand from the sentenced Party a fine that the Arbitral Tribunal may fix between [***] Dollars (USD [***]) and [***] Dollars (USD [***]) and taken into consideration the circumstances and seriousness of the inaccuracy, untruthfulness or non- compliance and the damages that the non-convicted Party has suffered, a fine to be added to such damages; (ii) the convicted Party shall be required that, during the two (2) years following the year in which the existence of a breach was determined, one of the directors that it is entitled to elect pursuant to Section 4.2.1 complies with the following requirements: (a) those established in Article 50 bis of the Ley sobre Sociedades Anónimas, or those independence requirements established for the Independent Expert, if they are more demanding than the former and (b) be or have been an independent director of a sociedad anónima abierta (publicly traded company), an insurance company, a bank or a pension fund administrator, without having been elected with the votes of the condemned Party; and (iii) the condemned Party shall remove from office the directors and managers of the Company appointed by it who were involved in the facts that gave rise to the final and enforceable judgment issued by the competent Governmental Authority, for violation of the Anti-Corruption Regulations, and shall appoint their replacements in accordance with the provisions set forth in this Shareholders’ Agreement. SECTION TWELVE: DEFAULT 12.1. General defaults and curing deadline 12.1.1 Upon a default by a Shareholder (hereinafter the "Defaulting Shareholder") of any of the obligations set forth in this Agreement (except for those that constitute a serious breach, as stated below), the other Shareholder (the "Compliant Shareholder") may, by means of a written notice given in accordance with the rules set forth in Section Fourteen of this Agreement, request the Defaulting Shareholder to cure it as soon as possible and no later than thirty (30) days from such written request. The request must specifically indicate the breach of the obligation that the Defaulting Shareholder is accused of or charged with and include the background information available to the requesting party in relation to the default, which must be at least sufficient to reasonably evidence the default claimed. 12.1.2 The Defaulting Shareholder will be obliged to prove to the Compliant Shareholder the full compliance of its obligations under the Shareholders’ Agreement or the manner in which it timely cured the default claimed against it. This information will be treated as Confidential Information by the Shareholders in the terms set forth in the Shareholders’ Agreement and its non- compliance will be considered as serious. 12.1.3 In the event that the Arbitral Tribunal appointed pursuant to Section Thirteen below determines that there has been a breach (whether a material breach or 56 Execution Version not) and such breach is not timely cured or if it is not capable of being cured, the Arbitral Tribunal shall have the special power to fix and prudently regulate the damages and any other penalties it may decide to apply considering the nature and importance of the breached obligation, the liability of the Defaulting Shareholder, the damage caused to the other Shareholders and any other remedies available. 12.2. Serious Defaults, Default Put Option and Default Call Option 12.2.1 In the event that the Defaulting Shareholder incurs in a material breach of its obligations under this Shareholders’ Agreement, and to the extent that such breach or violation, being capable of being cured, is not cured within thirty (30) days and in accordance with the procedure set forth in Section 12.1.1 above, notwithstanding the right to demand compensation for damages caused or to demand forced performance, the Compliant Shareholder shall have the right (but not the obligation), at any time within three (3) months from the date on which the Defaulting Shareholder became aware of the serious breach, or, as the case may be, upon the expiration of the cure period, to request the Arbitral Tribunal to order the following: (i) if the Defaulting Shareholder is CODELCO, that CODELCO purchase the Shares and Account Receivables from the Compliant Shareholder (the "Default Put Option") at a price equal to the fair market value (to be determined as set forth in Section 12.3 below), increased by [***] percent ([***]%) (i.e., the fair market price multiplied by [***] ([***])); or (ii) If the Defaulting Shareholder is SQM, that SQM sell its Shares and Account Receivables to the Compliant Shareholder (the "Default Call Option") at a price equal to the fair market value, decreased by [***] percent ([***]%) (i.e., the fair market value multiplied by [***] ([***])). 12.2.2 For the purposes of this Section 12.2, the following shall be considered as serious breaches, especially to the extent that they cause damage to the Company or to the Compliant Shareholder: (a) non-compliance by a Shareholder arising from the grounds set forth in Section 4.2.9.2, including the implementation of Reserved Matters without the required approvals, or the failure to implement decisions adopted by the Parties to this Agreement or thereafter and in accordance with this Agreement (whether with or without the intervention of the Independent Expert); (b) a Shareholder's failure to comply with any of the obligations set forth in Section 4.3; (c) the modification of Matters Subject to Policy, in fact or in law, other than as set forth in Section 4.5; (d) the failure of a Shareholder or the Company to comply with the obligations set forth in Section 5.1 (indebtedness policy), 5.2 (dividends during the First Period), 5.3 (dividends during the year 2031), 5.4 (dividends during the Second Period), 5.5 (extraordinary dividends and extraordinary dividend adjustments and 5.6 (financial policy), on the understanding that a breach by the Company will be a breach by SQM if it occurs during the First Period, and will be a breach by CODELCO if it occurs during the Second Period; 57 Execution Version (e) failure to comply with any of the obligations set forth in Chapter III on restrictions on the transfer and encumbrance of shares; and (f) the serious or repeated breach of the obligations contained in Section Ten, and in general, any conduct by any of the Parties that seeks to circumvent the binding nature of this Shareholders’ Agreement and its prevalence with respect to the bylaws. 12.3. Fair market price 12.3.1 For the determination of the fair market price of the Shares and Account Receivables subject to the Default Put Option or the Default Call Option, as the case may be, determined by the Arbitral Tribunal to be in material breach, the Compliant Shareholder shall provide the Arbitral Tribunal with a list of at least three (3) investment banks independent of such Shareholder. Moreover, the Defaulting Shareholder shall choose one of the investment banks proposed by the Compliant Shareholder. An investment bank shall be deemed to be independent when it has not provided services to the proposing Shareholder or its Related Parties since the date that is twelve (12) months prior to the date of commencement of the proceeding before the Arbitral Tribunal. 12.3.2 If the Defaulting Shareholder did not choose one of the investment banks proposed by the Compliant Shareholder, within the time limit determined by the Arbitral Tribunal, the Arbitral Tribunal shall choose among the banks proposed by the Compliant Shareholder which shall be the one to perform the valuation of the Shares and Account Receivables and determine the fair market price. 12.3.3 In determining the fair market price of the Shares and Account Receivables, the following rules shall be observed: (i) The investment bank and the Parties and their advisors shall be granted the same access and information as set forth in Section 7.1.2(viii). (ii) The price of the Defaulting Shareholder's Shares will be calculated based on the value of one hundred percent (100%) of the Company's Shares, multiplied by the percentage that the Defaulting Shareholder's Shares represent of the total Shares in the Company, without applying (y) premium for control or (z) discounts for illiquidity, minority nature of the participation or size of the company. (iii) The price of the Defaulting Shareholder's Account Receivables will be the par value of the respective Account Receivable plus accrued interest pending payment. 12.3.4 Within forty-five (45) days following the appointment of the investment banker and acceptance of its position, the investment banker shall deliver to the Shareholders his determination of the fair market price of the Shares and Account Receivables. 12.3.5 On the same date set for the delivery of the determination of the fair market price by the investment bank, simultaneously with the notification of such determination, each Party shall deliver in turn, in a sealed envelope, its own estimate of the fair market price of the Shares and Account Receivables. 12.3.6 The final fair market price of the Shares and the Account Receivables will be, for each separate item (Shares and Account Receivables), the average of (y) the fair market price determined by the investment bank and (z) the fair market price determined by that Party that is closest to the fair market price determined by the investment bank.

58 Execution Version 12.3.7 If only one Party timely delivers its fair market price determination, the final fair market price of the Shares and Account Receivables will be the average of the fair market price determined by the investment bank and that determined by the Party that did timely deliver its determination. 12.3.8 If no Party timely delivers its fair market price determination, the final fair market price of the Shares and the Account Receivables will be the price determined by the investment bank. 12.4. Transfer of Shares and Account Receivables The transfer of the Shares and Account Receivables subject to the Default Put Option or the Default Call Option as the case may be, shall take place within thirty (30) days following the date of determination of the price by the investment bank and shall be governed, in all other respects, by the provisions set forth in Section 7.1.2 paragraphs (iii) and (v) and Section 7.1.3 of this Agreement. 12.5. Exercise of options and waiver of resolutory action 12.5.1 Both the Default Put Option and the Default Call Option may be requested from the Arbitral Tribunal at any time as from this date, even if the Lockout Period set forth in Section 6.2 has not expired. 12.5.2 Moreover, the Parties expressly placed on record that the exercise of these rights by the Compliant Shareholder does not imply any limitation or waiver of its rights to assert any additional remedy or recourse provided by law or this Agreement; except for the resolutory action, which may not be exercised in the event of breach of this Shareholders’ Agreement by any of the Shareholders, who hereby expressly waive it. 12.6. Taxes, duties, fees and other charges The Defaulting Shareholder shall pay to the Compliant Shareholder all taxes (other than any applicable income taxes), duties, fees, expenses, costs, legal costs and any other charges payable in connection with the exercise of its rights under this Section Twelve and shall reimburse the Compliant Shareholder for any such taxes, duties, fees, expenses, costs, legal costs or other charges paid by the Compliant Shareholder in connection therewith. SECTION THIRTEEN: ARBITRATION. 13.1 All disputes or controversies regarding this Agreement, including but not limited to those related to the fulfillment or non-fulfillment, application, interpretation, validity or invalidity, enforceability, nullity or termination, determination of the compensation for damages related to the breach hereof and any other matters related to the jurisdiction and venue of the court, shall be settled by an arbitral tribunal consisting of three (3) mixed arbitrators, i.e., arbitrators who shall act ex aequo et bono with regard to the procedure and shall render the award according to law, (the “Arbitral Tribunal”) in accordance with the Arbitration Procedural Rules of the Centro de Arbitraje y Mediación (Arbitration and Mediation Center) of the Cámara de Comercio de Santiago A.G. (Santiago Chamber of Commerce A.G.) in force on the commencement date of the arbitration proceeding. 13.2 The Party requesting the arbitration shall appoint the first arbitrator together with its request for arbitration filed with the CAM Santiago and shall give notice to the other Party of the name of the arbitrator appointed and of the request filed with CAM Santiago. The other Party shall appoint the second arbitrator 59 Execution Version within twelve (12) days after the request for arbitration and the name of the arbitrator appointed by the other Party have been notified to the other Party. The two arbitrators appointed by the Parties shall appoint the third arbitrator within fourteen (14) days after the notification of the appointment of the second arbitrator. In the event that (i) the other Party fails to appoint an arbitrator or (ii) the two arbitrators appointed by the Parties fail to reach an agreement regarding the appointment of a third arbitrator within the time limits set forth above, the Santiago Chamber of Commerce A.G. shall appoint the second and third arbitrators, or only the latter, as the case may be, for which purpose the Parties hereby grant a special and irrevocable power of attorney to the Santiago Chamber of Commerce A.G., so that, at the written request of any of them, it may appoint the mixed arbitrators from among the lawyers who are members of the arbitration panel of CAM Santiago. 13.3 The arbitration proceedings shall be conducted in the city of Santiago and in a confidential manner, and the appointed arbitrators and the Parties shall be prohibited from disclosing to third parties the terms of the arbitration and the background information submitted therein or brought to the consideration of the Arbitral Tribunal by the opposing party, except insofar as such disclosure is necessary on the occasion of the appeals or legal proceedings requested or made by the Parties or by operation of law. 13.4 The Parties consent to the joinder of the arbitrations subsequently brought between the Parties or those brought pursuant to other agreements or contracts entered into between the Parties (the "Agreements between the Parties"). Such joinder shall be subject to the following rules: (i) The joinder shall be requested to the Arbitral Tribunal that was set up prior to the others and shall be resolved (a "Joinder Resolution") by said tribunal; (ii) In deciding on the Joinder Resolution, the Arbitral Tribunal shall consider whether the various arbitrations raise common questions of law or fact and whether joinder of the various arbitrations would serve the interests of fairness and efficiency; (i) The request for joinder shall not suspend the proceedings in any of the arbitrations, unless it is otherwise determined for good cause. If the joinder is ordered, all arbitration proceedings shall continue to be heard and decided by the Arbitral Tribunal that ordered such joinder, to which the parties recognize full jurisdiction and venue. The other Tribunals shall cease at that time to exercise their jurisdiction, which shall be without prejudice to: the validity of any act performed or determination made by the Arbitral Tribunal prior to that time, (ii) the right of the members of the Arbitral Tribunal who cease to hold office to receive their fees and disbursements therefor, (iii) that the evidence submitted to the arbitrator and declared admissible prior to termination shall be admissible in arbitral proceedings joined after the Joinder Resolution, and (iv) the rights of the Parties to legal and other costs incurred prior to termination 13.5 The award rendered by the Arbitral Tribunal shall be final and conclusive and shall not be challenged on appeal. 13.6 If the time limit for the Arbitral Tribunal to exercise its jurisdiction expires, unless otherwise agreed upon by the Parties, a new Arbitral Tribunal shall be appointed in the same manner as the first Arbitral Tribunal, which shall continue the proceedings in the state in which they were being tried and heard at the expiration of the time limit of the first Arbitral Tribunal, and all the proceedings 60 Execution Version before the first Arbitral Tribunal shall be valid and effective. In this case, the new Arbitral Tribunal to be appointed shall be composed by individuals other than those forming part of the first tribunal that failed to accomplish its purpose within the fixed term. CHAPTER V MISCELLANEOUS SECTION FOURTEEN: NOTICES. All statements, notices or any other communications that the Shareholders wish to receive, may or must give in accordance with the provisions hereof shall be deemed to have been made or given for all relevant purposes once they have been delivered by hand, sent by private courier or by e-mail: (a) If to SQM, to the attention of: Sociedad Química y Minera de Chile S.A. El Trovador N°4285, piso 6, Las Condes, Santiago, Chile Attention: Mr. Ricardo Ramos Rodríguez Email: [***] With a copy to: Legal Vice-President, Email: [***] With a copy to: Claro y Cía. Attn.: Messrs. Rodrigo Ochagavia / Nicolás Luco Av. Apoquindo 3721, piso 14, Las Condes, Santiago, Chile Email: [***] / [***] (b) If to CODELCO: Corporación Nacional del Cobre de Chile Huérfanos No. 1270, Santiago, Chile Attention: Mr. Máximo Pacheco Matte Email: [***] With a copy to: Legal Vicepresident Email: [***] With a copy to: Carey y Cía. Ltda. Attn.: Messrs. Rafael Vergara / Cristián Eyzaguirre Isidora Goyenechea 2800, piso 42, Las Condes, Santiago, Chile Email: [***] / [***] Notices and communications shall be deemed to have been made on the date on which the addressee signs a copy as acknowledgment of receipt, in the case of delivery by hand; five (5) days after having been sent by mail, in the case of sending it by registered mail; or the Business Day immediately following the date of sending, in the case of sending it by e- mail, unless the sender receives an automatic reply notice, in which case it shall repeat the communication by any of the means indicated herein. SECTION FIFTEEN: DEADLINES. The deadlines referred to in this Shareholders’ Agreement are calendar days, unless a different rule is expressly stated. Whenever this instrument states that a certain conduct 61 Execution Version or action must be carried out within a certain period of time from a notice or communication, it shall be understood: (i) that such period shall begin to run at midnight on the day on which a communication is deemed to have been received in accordance with Section Fourteen, and (ii) that if such period expires on a day that is not a Business Day, the period shall run until the following Business Day. SECTION SIXTEEN: GOVERNING LAW This Agreement shall be governed by the laws in force in the Republic of Chile. SECTION SEVENTEEN: DOMICILE To all legal effects that may derive herefrom, the Shareholders establish their domiciles in the City of Santiago. SECTION EIGHTEEN: ENTIRE AGREEMENT This Agreement constitutes the entire agreement among the Shareholders with respect to the matters set forth herein, and shall supersede all prior agreements, understandings and negotiations, whether written or oral, between the Parties with respect to the matters set forth in this Agreement. No representation, promise, understanding, condition or affirmation with respect to the matters contained in this Agreement and not contained herein shall be deemed to have been made or assumed by any Party. SECTION NINETEEN: SUCCESSORS AND ASSIGNS. The provisions set forth in this Agreement are agreed to be indivisible and shall be binding upon and inure to the benefit of the Shareholders of this Agreement and their respective successors and assigns who are Shareholders hereunder to the extent that they have acquired their Shares in accordance with the terms of this Agreement. SECTION TWENTY: COUNTERPARTS AND DEPOSIT. 20.1. This Agreement is subscribed and executed in one or several counterparts of equal tenor and date, which may be signed by handwritten signature or electronic signature (either simple or advanced). In the event of electronic copies of the Agreement, a graphic representation (scan) of the handwritten signatures must be added. In the case of paper copies, a paper printout of the electronic signatures must be added. In the case of signing through an electronic signature platform (such as Docusign or others), all signatures must be made through the same platform. 20.2. A copy of the Shareholders’ Agreement shall be deposited with the Company, in accordance with Article 14 of the Ley sobre Sociedades Anónimas. Any of the Parties is hereby authorized to individually request the registration and deposit of this Agreement with the Company and its registration with the Shareholders' Registry. For such purpose, the holder of a copy of this Agreement is authorized to request the general manager of the Company to make the pertinent registrations and annotations in the Company's Shareholders' Register Book.

62 Execution Version SECTION TWENTY-ONE. SEVERABILITY If one or more of the provisions set forth in this Shareholders’ Agreement shall for any reason be held to be void, illegal or ineffective in any way, such invalidity, illegality or ineffectiveness shall not affect any other provision of this Shareholders’ Agreement, and this Shareholders’ Agreement shall be construed as if such void, illegal or ineffective provision had never been included in this Shareholders’ Agreement. The Parties agree to negotiate in good faith and to replace the null, illegal or ineffective provision with another provision that produces the same effects intended by the Parties and to construe the rules of this Shareholders’ Agreement to give the greatest possible effect to the null, illegal or ineffective clause. SECTION TWENTY-TWO. TREATMENT OF PERMITTED ASSIGNEES. 22.1. For purposes of this Agreement, in the event that any Party acts through one or more Permitted Assignees who shall be Shareholders of the Company, the respective Party and such Permitted Assignees shall be treated collectively as a single Party or Shareholder (and all specific references in this Agreement to the respective Party or Shareholder shall also be deemed to be references to all such Permitted Assignees). 22.2. Therefore, the Parties agree as follows: the Parties agree as follows: (i) each of the Permitted Assignees of a Party, upon acquiring any Shares of the Company, shall irrevocably authorize and instruct the respective Party to be the representative of such Permitted Assignees vis-à-vis the remaining Shareholders and the Company for all purposes under the Shareholders’ Agreement; (ii) the obligations and liabilities of a Party and any of such Party's Permitted Assignees are the joint obligations and liabilities of each of them and any act or omission of any of them in breach of this Agreement shall be deemed a breach all of them for which each of them shall be jointly and severally liable; and (c) for purposes of adopting resolutions at board meetings and shareholders' meetings, all votes of the Permitted Assignees of a Party shall be deemed to be those of the respective Party. SECTION TWENTY-THREE: KNOWLEDGE OF THE COMPANY. The following individuals, who are present upon the execution hereof, namely: [●] identity card number and [●] identity card number [●], representing [●] SpA, Tax ID Number No. 79.626.800-K, all domiciled for these purposes at [●], declare that they are aware of the rules of this Agreement that are applicable to the Company, and bind themselves to comply with them and to register this Agreement in their Shareholders' Register Book. [Signature pages follow] 63 Execution Version IN WITNESS WHEREOF, the Parties have signed this Shareholders’ Agreement on the date indicated on the first page hereof. CORPORACIÓN NACIONAL DEL COBRE DE CHILE Name: Title: SALARES DE CHILE SpA Name: Title: IN WITNESS WHEREOF, the Parties have signed this Shareholders’ Agreement on the date indicated on the first page hereof. SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. Name: Title: [SQM LITIO CHILE S.A.] Name: Title: [COMPANY] Name: Title: